UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
 Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

OrangeHook, Inc.
 (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐ Fee paid previously with preliminary materials.

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule, or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

OrangeHook, Inc.
319 Barry Avenue South, Suite 300
Wayzata, Minnesota 55391
Telephone: (442) 500-4665

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Dear Shareholders:
Notice is hereby given that the 2017 Annual Meeting of Shareholders (the "Annual Meeting") of OrangeHook, Inc., a Florida corporation (the "Company"), will be held on May 24, 2017, at 8:00 a.m., Central Time, at 319 Barry Avenue South, Suite 300, Wayzata, Minnesota 55391. Only shareholders of record, who hold shares that are entitled to vote on the matters presented herein at the close of business on April 18, 2017 (the "Record Date"), will be entitled to consider and act upon the following matters:
1.	To elect eight members to serve on the Company's Board of Directors until the 2018 Annual Meeting of Shareholders and until their successors are elected and qualified.
2.	To consider and vote upon a non-binding advisory resolution regarding named executive officer compensation.
3.	To consider and recommend, on a non-binding and advisory basis, whether future named executive officer compensation advisory votes should occur every year, every two years, or every three years.
4.
To ratify the selection by the Audit Committee of the Board of Directors of Baker Tilly Virchow Krause, LLP ("Baker Tilly") as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

These proposals are described more fully in the attached Proxy Statement. You should carefully review all of the information set forth in the attached Proxy Statement. Only shareholders of record of voting stock of the Company at the close of business on the Record Date are entitled to receive notice of, and to vote on, the business that may come before the Annual Meeting.

To avoid the unnecessary expense of further solicitation, we urge you to immediately indicate your voting instructions by mail. If you vote by mail, please sign, date and return the enclosed proxy card as promptly as possible in the accompanying postage-paid envelope to ensure your representation at the Annual Meeting. You may revoke the proxy at any time before it is exercised by following the instructions set forth under the heading "VOTING OF PROXIES" in the accompanying Proxy Statement. Please note that if you choose to vote in person at the Annual Meeting and you hold your shares through a securities broker in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

Proposal 1 and Proposal 3 will be determined by plurality voting, which means that the eight nominees who received the most votes will be elected to the Board of Directors and the frequency alternative (every year, every two years, or every three years) that receives the most votes will be deemed the option chosen by the shareholders. Each of Proposal 2 and Proposal 4 require approval of a majority of the voting power of the voting stock represented in person or by proxy at the Annual Meeting to be approved by the shareholders of the Company.

The Board of Directors unanimously recommends that you vote "FOR" each director nominee, "FOR" the advisory resolution approving named executive officer compensation, every "ONE YEAR" for the frequency with which the Company should hold future advisory votes on named executive officer compensation, and "FOR" ratification of the appointment of Baker Tilly as the Company's independent registered public accounting firm.
BY ORDER OF THE BOARD OF DIRECTORS

James L. Mandel
 Chief Executive Officer and Director
May 1, 2017

PLEASE VOTE AS SOON AS POSSIBLE.
  YOUR VOTE IS VERY IMPORTANT TO US NO MATTER HOW MANY SHARES YOU OWN.

OrangeHook, Inc.
319 Barry Avenue South, Suite 300
Wayzata, Minnesota 55391
Telephone: (442) 500-4665
PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement and the accompanying notice and proxy card are being furnished to you as a holder of capital stock of OrangeHook, Inc., a Florida corporation (the "Company"), as of April 18, 2017 (the "Record Date") in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") for the Company's 2017 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held on May 24, 2017, beginning at 8:00 a.m., Central Time, at the Company's principal executive offices located at 319 Barry Avenue South, Suite 300, Wayzata, Minnesota 55391. This Proxy Statement and the accompanying notice and proxy card are first being mailed to holders of our capital stock on or about May 1, 2017.
PURPOSE
1.	To elect eight members to serve on the Company's Board of Directors until the 2018 Annual meeting of Shareholders and until their successors are elected and qualified.
2.	To consider and vote upon a non-binding advisory resolution regarding named executive officer compensation ("Say on Pay").
3.	To consider and recommend, on a non-binding and advisory basis, whether named executive officer compensation votes should occur every year, every two years, or every three years ("Say on Frequency").
4.
To ratify the selection by the Audit Committee of the Board of Directors of Baker Tilly Virchow Krause, LLP ("Baker Tilly") as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

VOTING PROCEDURES

Shares represented by proxies properly signed and returned, voted online, or voted by phone, unless subsequently revoked (including by voting in person at the Annual Meeting), will be voted at the Annual Meeting in accordance with the instructions marked on the proxy. If a proxy is signed and returned without indicating any voting instructions, the shares represented by the proxy will be voted consistent with the recommendations of the Board, meaning "FOR" each director nominee, "FOR" approval of the advisory vote on named executive officer compensation, every "ONE YEAR" for the frequency with which future advisory votes on named executive officer compensation are held, and "FOR" ratification of appointment of Baker Tilly as the Company's independent registered public accounting firm.
If you have executed and delivered a proxy, voted online, or voted by phone, you may revoke such proxy at any time before it is voted at the Annual Meeting by attending the Annual Meeting and voting in person, by giving written notice of revocation of the proxy or by submitting a signed proxy to Broadridge bearing a later date. Any notice of revocation or later dated proxy should be sent to Broadridge, at the address indicated on the enclosed proxy card. In order for the notice of revocation or later proxy to revoke the prior proxy, Broadridge must receive such notice or later proxy before the vote of shareholders at the Annual Meeting. Unless you vote at the meeting or take other action, your attendance at the Annual Meeting will not revoke your proxy.

If you are a beneficial owner (meaning you hold the shares through a broker or nominee and not in your name), you may vote your shares in person at the Annual Meeting only if you provide a legal proxy obtained from your broker, trustee or nominee at the Annual Meeting.
If you are a beneficial owner and have questions or concerns about your proxy card, you are strongly encouraged to contact your bank, broker or other financial institution through which you hold the Company's shares.
Please see the explanation of the difference between a shareholder of record versus a beneficial owner in the "Questions and Answers" section below.
ANNUAL MEETING QUORUM
Under the Company's Bylaws and Florida law, a quorum at a meeting of shareholders is constituted by the representation, either in person or by proxy, of holders of shares representing a majority of all votes entitled to be cast on the proposals presented at such meeting.  Shareholders who attend the Annual Meeting or submit a proxy but abstain from voting on all matters will be deemed present for purposes of determining a quorum.
All of the proposals presented at the Annual Meeting are deemed non-routine matters, which means that brokers and other nominees may not exercise discretion to vote any shares at the Annual Meeting.  As a result, if you are a beneficial owner and therefore hold your shares in "street name" through a broker or other nominee and do not provide voting instructions, your broker or other nominee may not vote the shares, and your shares will not be deemed present at the meeting for purposes of achieving a quorum.
VOTE REQUIRED
Proposal 1 and Proposal 3 will be determined by plurality voting. Plurality voting means that the eight nominees who received the most votes will be elected to the Board of Directors and the Say on Frequency vote alternative (every year, every two years, or every three years) that receives the most votes will be deemed the option chosen by the shareholders.
Each of Proposal 2 and Proposal 4 requires approval of a majority of the voting power of the voting stock represented in person or by proxy at the Annual Meeting to be approved by the shareholders of the Company.
VOTING SECURITIES
The Board has fixed the close of business on April 18, 2017, as the record date (the "Record Date") for determining the holders of Common Stock, Series B Preferred Stock, Series C Preferred Stock, and Series OH-2 Preferred Stock entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, there were 6,686,706 shares of Common Stock, 20,000 shares of Series B Preferred Stock, 371,052 shares of Series C Preferred Stock, and 10,931 shares of Series OH-2 Preferred Stock issued and outstanding and entitled to vote at the Annual Meeting (the Common Stock, Series B Preferred Stock, Series C Preferred Stock, and the Series OH-2 Preferred Stock are referred to, collectively, as the "Voting Stock").
Each outstanding share of Common Stock is entitled to one vote. Following the Reorganization (defined in the "Explanatory Note" section on page 5) and the changes to the conversion rates of the Series B Preferred Stock and the Series C Preferred Stock, each 60,000 shares of Series B Preferred Stock and each 60,000 shares of Series C Preferred Stock are entitled to one vote, with each holder's voting power rounded up to the nearest whole number of votes. Each outstanding share of Series OH-2 Preferred Stock is entitled to 143 votes on the proposals being voted at the Annual Meeting.  As a result, the Common Stock will have 6,686,706 votes, the Series B and Series C Preferred stock will have an aggregate of 5 votes, and the Series OH-2 Preferred Stock will have 1,563,133 votes on each of Proposal 1, Proposal 2, Proposal 3, and Proposal 4.

QUESTIONS AND ANSWERS
When will the Annual Meeting be held?
The Annual Meeting will be held on May 24, 2017, at 8:00 a.m., Central Time.
Where will the Annual Meeting be held?
The Annual Meeting will be held at the Company's principal executive offices, 319 Barry Avenue South, Suite 300, Wayzata, Minnesota 55391.
What items will be voted upon at the Annual Meeting?
Proposal 1.	To elect eight members to serve on the Company's Board of Directors until the 2018 Annual meeting of Shareholders and until their successors are elected and qualified.
Proposal 2.	To consider and vote upon a non-binding advisory resolution regarding named executive officer compensation ("Say on Pay").
Proposal 3.	To consider and recommend, on a non-binding and advisory basis, whether named executive officer compensation votes should occur every year, every two years, or every three years ("Say on Frequency").
Proposal 4.
To ratify the selection by the Audit Committee of the Board of Directors of Baker Tilly Virchow Krause, LLP ("Baker Tilly") as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

How do I vote?

If you are a shareholder of record, you can submit a proxy to be voted at the meeting in the following ways:
Vote Online: To vote online, go to www.proxyvote.com. You must enter your Control Number that appears on your Notice of Internet Availability or proxy card that was mailed to you and follow the instructions. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

Vote By Phone: To vote over the telephone, call the toll free number on the Notice of Internet Availability or proxy card that was mailed to you. You must enter your Control Number that appears on your Notice of Internet Availability or proxy card and then follow the instructions. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.
Vote By Mail: To vote by mail, mark, sign, date and return the proxy card that was provided to you using the instructions contained in the proxy card.

Vote In Person: If you choose to vote your shares in person at the meeting, you will be provided a ballot at the meeting.
If you are a beneficial owner, often referred to as a shareholder who holds the stock in "street name," your broker will vote your shares for you if you provide instructions on how to vote. If you do not provide voting instructions, your broker may only vote on "routine" matters, which is only Proposal 4 at the Annual Meeting, and your shares will be recorded as "broker non-votes" for any other matters. You must vote your shares using the method provided by your broker, bank, trust or other designee, which is similar to the voting procedure for shareholders of record outlined above. You will receive a voting instruction form (not a proxy card) to use to direct your broker, bank, trust or other designee how to vote your shares.  If you want to vote your shares in person, your broker must provide you with a valid proxy that allows you to vote at the meeting.

What is a "shareholder of record" versus a beneficial owner (or shareholder who holds the stock in "street name")?
Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Globex Transfer, you are considered, with respect to those shares, a "shareholder of record" (also known as a "registered shareholder"). The Notice of Internet Availability has been sent directly to you by us or our representative.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, your shares are said to be held in "street name" and you are considered the beneficial owner of the shares. Technically, the bank or broker is the shareholder of record with respect to those shares. In this case, the Notice of Internet Availability should be forwarded to you by your broker, bank or other financial institution or its designated representative. Through this process, your bank or broker collects the voting instructions from all of their respective customers, including you, who hold our shares and then submits those votes to us.
When should I vote?
You should send in your proxy card, vote online, or vote by phone as soon as possible to ensure that your shares will be voted at the Annual Meeting, and you may not vote after 11:59 p.m. Eastern Time on May 23, 2017.  If you vote by mail, your proxy must be received by May 23, 2017, the day prior to the Annual Meeting, to be valid.
May I vote in person?
Yes. You may attend the Annual Meeting and vote your shares in person. If your shares are held in "street name," you must get a proxy card from your broker or bank in order to attend the Annual Meeting and vote in person.
You are urged to sign, date and return the enclosed proxy card as soon as possible, even if you plan to attend the Annual Meeting, as it is important that your shares be represented and voted at the Annual Meeting. If you attend the Annual Meeting, you may vote in person as you wish, even though you have previously returned your proxy card. See the question "May I change my vote after I have mailed my signed proxy card?" below.
May I change my vote after I have mailed my signed proxy card?
Yes. You may change your vote at any time before the shares of Voting Stock reflected on your proxy card are voted at the Annual Meeting.
If your shares are registered in your name, you can do this in one of three ways:
•
you can deliver to Broadridge at the address identified on the proxy card, a written notice stating that you would like to revoke your proxy; the written notice should bear a date later than the proxy card;

•
you can complete, execute and deliver to Broadridge at the address identified on the proxy card, a new, later-dated proxy card for the same shares, provided the new proxy card is received before the polls close at the Annual Meeting; or

•	you can attend the Annual Meeting and vote in person.

Any written notice of revocation should be delivered to Broadridge at the address identified on the proxy card at or before the taking of the vote at the Annual Meeting. Your attendance at the Annual Meeting alone will not revoke your proxy.

If you have instructed your broker to vote your shares, you must follow directions received from your broker to change your vote. You cannot vote shares held in "street name" by returning a proxy card directly to the Company or by voting in person at the Annual Meeting, unless you obtain a proxy card from your bank or broker.

How many votes are required to approve the proposals?
Proposal 1 and Proposal 3 will be determined by plurality voting, which means that the eight nominees who received the most votes will be elected to the Board of Directors and the frequency alternative (every year, every two years, or every three years) that receives the most votes will be deemed the option chosen by the shareholders. Each of Proposal 2 and Proposal 4 require approval of a majority of the voting power of the voting stock represented in person or by proxy at the Annual Meeting to be approved by the shareholders of the Company.
What constitutes a "quorum" for the Annual Meeting?
A quorum is necessary to conduct business at the Annual Meeting.  Under the Company's Bylaws and Florida law, a quorum at a meeting of shareholders is constituted by the representation, either in person or by proxy, of holders of shares representing a majority of all votes entitled to be cast on the proposals presented at such meeting. The shares outstanding on the Record Date, which include 6,686,706 shares of Common Stock, 20,000 shares of Series B Preferred Stock, 371,052 shares of Series C Preferred Stock and 1,563,133 shares of Series OH-2 Preferred Stock, collectively represent 8,249,844 votes on the proposals to be presented to shareholders at the Annual Meeting.  As a result, holders of shares representing at least 4,124,923 votes must be present in person or represented by proxy at the Annual Meeting for a quorum to exist.
Who can vote at the Annual Meeting?
Holders of Voting Stock on the Record Date are entitled to vote their shares, either in person or by proxy, at the Annual Meeting.  Holders of common stock who hold their shares in "street name" must obtain a proxy card from their bank or broker in order to vote at the Annual Meeting.
Who pays for the solicitation of proxies?
The expense of soliciting proxies of the Company's shareholders will be borne by the Company. The Company will reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their reasonable expenses in forwarding soliciting materials to beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees. No additional compensation will be paid for these services.
What is the voting recommendation of the Board?
The Board of Directors unanimously recommends that you vote "FOR" each director nominee, "FOR" the advisory resolution approving named executive officer compensation, every "ONE YEAR"  for the frequency with which the Company should hold future advisory votes on named executive officer compensation, and "FOR" ratification of the appointment of Baker Tilly as the Company's independent registered public accounting firm.
What are "broker non-votes"?
Broker non-votes occur when a beneficial owner of shares held through a broker in "street name" does not give instructions to the broker holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker holding the shares. If the beneficial owner does not provide voting instructions, the broker can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters.  Proposals No. 1, 2, and 3 are considered to be "non-routine," which means that, if a "street name" holder does not instruct its broker with regard to how to vote the shares the "street name" holder beneficially owns, such shares will be recorded as "broker non-votes."  Proposal No. 4, the vote to ratify the selection for our independent registered public accounting firm, is considered to be "routine," which means that brokers can vote on such proposal without instructions from the beneficial owner.

Where can I find the voting results?
We will publish the voting results of the Annual Meeting on a Current Report on Form 8-K within four business days after the date of the meeting. You will be able to find such Form 8-K on the SEC's website at www.sec.gov.
EXPLANATORY NOTE

On December 1, 2016, Nuvel Holdings, Inc., a Florida corporation ("Nuvel"), completed its business combination with OrangeHook, Inc., a Minnesota corporation ("OrangeHook MN"), in accordance with the terms of the Agreement and Plan of Merger, dated as of July 1, 2016, as amended, by and among Nuvel, OH Acquisition Corp., a wholly-owned subsidiary of Nuvel ("Merger Sub"), and OrangeHook MN (the "Merger Agreement"). Pursuant to the Merger Agreement, Merger Sub merged with and into OrangeHook MN, with OrangeHook MN continuing after the merger as the surviving corporation and a wholly-owned subsidiary of Nuvel.
On December 1, 2016, in accordance with the terms of the Merger Agreement, our board of directors, acting by written consent in lieu of meeting, took the following actions: (i) increased the size of the board of directors to eight persons; (ii) elected to the board of directors the six individuals who were directors of OrangeHook MN immediately prior to the Closing and were not also directors of OrangeHook, including directors Donald Miller, Whitney Peyton, Jonathan Dodge, Salvatore Fazzolari, David Batchelor and Jeffrey Hattara; and (iii) appointed as the officers of OrangeHook those individuals who were the officers of OrangeHook MN immediately prior to the closing of the Merger.
Immediately following Nuvel's Special Meeting of Shareholders held on December 27, 2016 (the "Special Meeting"), Nuvel changed its name to OrangeHook, Inc. ("OrangeHook"). These transactions are referred to herein as the "Merger." Also immediately following the Special Meeting, the Company completed a 1-for-1,200,000 reverse stock split and then converted the Company's outstanding Series OH-1 Preferred Stock, which had been issued to holders of OrangeHook MN common stock in the Merger, to Company common stock (collectively, the "Reorganization").
Following the Reorganization, former OrangeHook MN shareholders own substantially all of the outstanding shares of Company common stock. Unless the context otherwise requires or as otherwise stated herein, all references herein to the "Company," "OrangeHook," "we," "us" and "our" refer to OrangeHook MN prior to the completion of the Merger and to OrangeHook, following the completion of the Merger and the name change, and all references to "Nuvel" refer to Nuvel prior to the completion of the Merger and the name change.

PROPOSAL 1:
ELECTION OF DIRECTORS
The Board currently consists of eight directors. Each of the eight directors currently serving on the Board has been nominated for reelection to the Board to hold office until the next Annual Meeting of Shareholders and until his successor is elected and qualified, or, if sooner, until the director's death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected or approved by the shareholders. It is the Company's policy to encourage nominees for directors to attend the Annual Meeting.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The eight nominees receiving the highest number of votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares may be voted for the election of a substitute nominee proposed by the Board. Management of the Company does not have any reason to believe that any of the nominees will not stand for election at the Annual Meeting. Each person nominated for election has agreed to serve if elected. The Board strongly encourages each member and nominee to attend the Company's Annual Meetings.

Following is a brief biography of each member of the Board, each of whom has been nominated for reelection to the Board:

Name	Age	Title

Donald Miller	77	Director (Chairman)

Whitney Peyton	64	Director

Jonathan Dodge	69	Director

Salvatore Fazzolari	64	Director

James L. Mandel	60	Director

Richard (Rick) Resnick	50	Director

David Batchelor	62	Director

Jeffrey Hattara	60	Director

Donald Miller, Chairman of the Board

Donald Miller, age 77, served as Chairman of the board of directors for OrangeHook MN since 2014 until completion of the parent-subsidiary merger of OrangeHook MN with and into the Company. Mr. Miller was appointed as a member and Chairman of our Board effective December 1, 2016 and serves on the Audit and Compensation Committees of our Board.  From 1962 to 2001, he worked for Schwan's Enterprises (n/k/a The Schwan Food Company), primarily as Chief Financial Officer.  He served on the board of directors of Schwan's Enterprises, from 2007 until April 2017, and on the audit committee during the same period.  From 2005 until 2013, Mr. Miller was the Chairman of the board of directors of publicy-held Multiband Corporation and served as Chairman of the board of directors of Biphase Technologies, LLC from 2007 to 2015.  Mr. Miller currently serves as a director of one of the Company's subsidiaries, Agilivant, LLC, ("Agilivant"). Among other attributes, skills, and qualifications the Board believes Mr. Miller is uniquely qualified to serve as a director based upon his extensive business experience, financial literacy and his experience involving acquisitions and divestitures.
Whitney Peyton, Director
Whitney Peyton, age 64, served as a member of OrangeHook MN's board of directors since 2015. He was appointed as a member of our board of directors effective December 1, 2016 and currently serves as a member of our Governance and Nominating Committee. He is also currently the Chairman of Assure Lease and has served in that role since 2009. He has also served as the Chairman of Default Analytics LLC since 2015.  Mr. Peyton is an investor in commercial real estate and has interests in 16 Great Clips franchises in the Twin Cities area.  Previously, he spent 36 years at CBRE Commercial Real Estate Services, from 1977 to 2013, the most recent 21 years serving as the Senior Managing Director and Broker of record for CBRE's operations in Minnesota, South Dakota, North Dakota and Iowa.  Mr. Peyton is a past president of the Minnesota Shopping Center Association, twice President of the Minnesota CCIM chapter, past president of the Realtor's Commercial Alliance, and past Board member of NAIOP, Minnesota Commercial Realtors Association, Minikahda CC and current President of the Yellowstone Club Property Owners Association (since 2009).  Among other attributes, skills and qualifications, management believes that Mr. Peyton is uniquely qualified to serve as a director based on his key investment background and vast business knowledge.

Jonathan Dodge, Director
Jonathan Dodge, age 69, served as a member of OrangeHook's board of directors since 2014. He was appointed as a member of our Board effective December 1, 2016 and currently serves on our Compensation Committee and as Chairman of our Audit Committee. He has been a tax partner with Thoresen, Diaby, Helle, Condan and Dodge since 2008.  From 1991 to 2008, Mr. Dodge was a partner and tax CPA at Dodge & Fox PA. He is a corporate tax specialist and also works in the area of IRS tax issues.  He was formerly a board member for Austin Mutual Insurance Company from 2004 to 2012, where he served as chairman of the audit and compensation committees, and publicy-held Multiband, Inc. from 1997 to 2012, where he served on the audit and compensation committees.  He currently serves as Chairman of the Board for EPIEN Medical, Inc. and as a director for Citizens Observer, LLC, roles he has served since 2000 and 2005, respectively.  Among other attributes, skills and qualifications, management believes that Mr. Dodge brings significant experience, expertise and background with regard to accounting matters, including his ability to understand generally accepted accounting principles, internal controls over financial reporting and disclosure controls and procedures, and his experience in analyzing and evaluating financial statements. Mr. Dodge may be deemed an "audit committee financial expert" as that term is defined by Item 407(d)(5)(ii) of Regulation S-K. He has both a BA and an MA in accounting from the University of Iowa.
Salvatore Fazzolari, Director
Salvatore (Sal) Fazzolari, age 64, served as a member of OrangeHook's Board since December 2014. He was appointed as a member of our Board effective December 1, 2016 and currently serves as chairman of our Governance and Nominating Committee and as a member of our Audit Committee. Mr. Fazzolari is the founder and CEO of Salvatore Fazzolari Advisors LLC, a management advisory firm, formed in March 2012. Mr. Fazzolari's past experience includes 32 years with Harsco Corporation, including over 14 years as a C level executive, from 1998 to 2007, including President and Chief Executive Officer and as Chief Executive Officer (January 1, 2008 to February 23, 2012).  Mr. Fazzolari serves on the boards of RPM International Inc. (NYSE:RPM) (since January 2013) where he serves as Chairman of the Audit Committee, Gannett Fleming Affiliates Inc. (since May 2012), Bollman Hat Company (since February 2014), and served on the board of Harsco from January 2002 to February 2012.  Among other attributes, skills and qualifications, management believes that Mr. Fazzolari is qualified to serve as a director due to his vast experience in emerging and mature businesses worldwide, his leadership experience, and his familiarity with public company regulatory process. Also, because of his financial management experience, he is deemed to be an "audit committee financial expert" as that term is defined by Item 407(d)(5)(ii) of Regulation S-K. He earned his bachelor of business administration degree in accounting from Pennsylvania State University.
James L. Mandel, President and Chief Executive Officer and Director

James L. Mandel, age 60, served as the President and Chief Executive Officer of OrangeHook MN since October 2014 and was appointed as our President and Chief Executive Officer effective December 1, 2016. Mr. Mandel has served on our Board since July 30, 2015. From 1998 until July 2014, Mr. Mandel was President and Chief Executive Officer of publicy-held Multiband Corporation, a technical services company.  He currently serves as a director for GeoSpan Corporation, a geo-spatial mapping corporation and formerly served as a director for CorVu Corporation, an international software development company and for Western Capital Resources.  Among other attributes, skills and qualifications, the Board believes that Mr. Mandel is uniquely qualified to serve as a director because of his successful experience in leading a public company for over 16 years.  Mr. Mandel received his Bachelor of Science degree from the University of Colorado at Boulder.
Richard (Rick) Resnick, Executive Vice President of Operations and Director
Rick Resnick, age 50, began serving as a consultant with the Company in March 2014 and became the acting Chief Executive Officer in January 2015. After the merger with OrangeHook, he was appointed as the Executive Vice President of Operations effective December 1, 2016.  Mr. Resnick has also served as a member of our board of directors since July 30, 2015. From 2012 to 2013, Mr. Resnick served as the Senior Vice President of AT&T where he led the National Business Markets organization for AT&T.  He served as the Senior Vice President of Global Service Management for AT&T from 2009 to 2012.  From 2006 to 2009, he served as the Senior Vice President of Global Network Field Operations for AT&T, and from 2003 to 2006, he served as the President of AT&T Mexico in Mexico City.  Among other attributes, skills and qualifications, the Board believes that Mr. Resnick is uniquely qualified to serve as a director because of his extensive amount of IT, Networking and Telecommunications industry knowledge. Mr. Resnick earned a BS in Economics from UC Irvine.

David Batchelor, CEO & Chief Relations Officer, LifeMed ID, and Director
David Batchelor, age 62, served as Chief Relations Manager and a member of OrangeHook RMN's board of directors since February 2015 and was appointed as our Chief Relations Manager and as a member of our Board effective December 1, 2016.  In 2008, Mr. Batchelor founded and served as Chairman and Chief Executive Officer of LifeMed Card, Inc. and executed several patient identity smart card beta sites through the U.S.  He then founded LifeMed ID, Inc. ("LifeMed"), one of Orange in 2010 and served as its Chairman and Chief Executive Officer until the two companies merged in 2010, and where he continues to serve as Chief Executive Officer. Among other attributes, skills and qualifications, the Board believes Mr. Batchelor is a key thought leader within healthcare technology, national speaker, committee participant of patient identity standards and founder/innovator of identity validation solutions that improve workflow efficiencies, data accuracy for patient care and big data analytics and is valuable industry and strategic knowledge for OrangeHook.
Jeffrey Hattara, Chief Strategy Officer and Director
Jeffrey Hattara, age 60, served as Chief Strategy Officer and a member of OrangeHook MN's board of directors since 2014 and was appointed as our Chief Strategy Officer and as a member of our Board effective December 1, 2016. He has previously held positions on the board of directors of LifeMed, Salamander Technologies, and Agilivant. Mr. Hattara was previously the CFO and then CEO of Datacard Group, a privately-held technology company that sells within both the identity card and financial card markets from May 2000 until June 2008.  From 2010 to 2013 he served as Executive Chairman of Agilivant LLC and then from 2013 to 2014 served as CEO and chairman of the board of TruSecID Corporation (the predecessor owner of Salamander Technologies). Among other attributes, skills and qualifications, we believe that Mr. Hattara is uniquely qualified to serve as a director because of his global technology deployment expertise and nearly 30 years of experience in the area of corporate finance. Mr. Hattara was educated in Chicago and earned his MBA at Northwestern University, J.L. Kellogg Graduate School of Management (1994).
Involvement in Certain Legal Proceedings
Except as otherwise described herein, there have been no events under any bankruptcy act, no criminal proceedings and no Federal or State judicial or administrative orders, judgments or decrees or findings, no violations of any Federal or State securities law, and no violations of any Federal commodities law material to the evaluation of the ability and integrity of any existing director or proposed director or executive officer of the Company during the past ten (10) years.
Information Regarding the Board of Directors and Corporate Governance
Corporate Governance Review and Formalization
At the time we completed the Merger or shortly following its completion, the Company reviewed and affirmed many of its corporate governance practices, including appointing standard standing committees of the Board and affirmation and updating of its written code of ethics.  Unless otherwise stated herein, the descriptions of our corporate governance practices below described the Company's current corporate governance practices following the Merger.
Director Independence
The Company uses the definition of director independence provided by the rules of the New York Stock Exchange ("NYSE") to evaluate independence of board and committee members in light of information requested from and provided by each director concerning his background, employment, and affiliations, including any family relationships and related-party transactions. The Board consults with the Company's legal counsel to ensure that its determinations regarding director independence are made in a manner that is consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, nominee, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board, following the determination of the Governance and Nominating Committee, has affirmatively determined that Messrs. Miller, Peyton, Dodge, and Fazzolari are "independent" within the meaning of the applicable NYSE standards.
The Board determined that Mr. Dodge is an "independent" director despite the fact that he was a partner and equity owner in Thoresen, Diaby, Helle, Condan and Dodge, Inc. which has provided non-audit services to the Company's wholly-owned subsidiary OrangeHook MN. The payments for such services received by Thoresen, Diaby, Helle, Condan and Dodge, Inc. in each of the last three years did not exceed 5% of the firm's consolidated gross revenues, or $200,000.
Messrs. Mandel, Resnick, Batchelor, and Hattara are not independent directors due to their positions as executive officers of OrangeHook. There are no family relationships between OrangeHook's directors or executive officers.
Board Leadership Structure
The Board has an independent chairman who has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having a separate Chairman creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of the Board to monitor whether management's actions are in our best interests and those of our shareholders.
Oversight of Risk Management
One of the Board's key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Code of Ethics
We adopted a written code of ethics in 2016, and updated it on March 7, 2017.  The code of ethics applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The code is intended to address, among other things, honest and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, reporting of violations of the code, and accountability for adherence with the code. A copy of our code of ethics is available to shareholders on our website at www.orangehook.com.
Shareholder Communications with the Board
Shareholders may communicate directly with the Board. All communications should be directed to the Company's Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board or for non-management directors, and the Company's Secretary will forward the communications to all specified directors. If no director is specified, the communication will be forwarded to the entire Board. Shareholder communications to the Board should be sent to:
OrangeHook, Inc.
Attn: Corporate Secretary
319 Barry Avenue South, Suite 300
 Wayzata, Minnesota 55391

Board Committees
The Board has three standing committees, the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee.  Each standing committee has a written charter, and each committee charter is available on our website, www.orangehook.com, in the "Corporate Governance" section under "Investor Relations."
Name	Audit Committee	Compensation Committee	Governance and Nominating Committee

Donald Miller	x	Chair
Whitney Peyton			x
Jonathan Dodge	Chair	x
Salvatore Fazzolari	x		Chair
James L. Mandel
Richard (Rick) Resnick
David Batchelor
Jeffrey Hattara

Meetings of the Board of Directors

Prior to the Merger, OrangeHook MN's board of directors met six times during fiscal 2016, its Audit Committee four times, its Compensation Committee five times, and its Governance and Nominating Committee four times.  The Governance and Nominating Committee also held several additonal meetings by telephone.  Each of OrangeHook's directors attended at least 75% of the aggregate number of meetings held by the board of directors and committees on which he served.

In addition, the directors often communicate informally to discuss the affairs of the Company and, when appropriate, take formal action by written consent, in accordance with the Company's charter and bylaws and Florida law.
Audit Committee.
Our Audit Committee is comprised entirely of independent directors as defined under the rules of NYSE and is responsible for performing such tasks as (i) appointing, compensating, retaining and overseeing our independent registered public accounting firm; (ii) meeting with management and representatives of our independent registered public accounting firm to review our internal and external financial reporting, including periodically without management present; (iii) reviewing the scope of the independent registered public accounting firm's examination and audit procedures to be utilized; (iv) considering comments by the registered public accounting firm regarding internal controls and accounting procedures and management's response to those comments; and (v) pre-approving any audit and non-audit services to be provided by our independent registered public accounting firm. Each of Jonathan Dodge and Salvatore Fazzolari qualifies as an "audit committee financial expert" as that term is defined by Item 407(d)(5)(ii) of Regulation S-K.
Compensation Committee.
Our Compensation Committee is comprised entirely of independent directors as defined under the rules of the NYSE and is responsible for performing such tasks as (i) assisting in defining our executive compensation philosophy and administering our compensation plans; (ii) reviewing management's recommendations with respect to the salaries and any bonuses paid and equity grants awarded to executives; (iii) reviewing our retirement plans and employee benefits, if we adopt any; (iv) overseeing and evaluating compensation-related risks; and (v) reviewing and recommending to the full board for approval the compensation-related discussion appearing in our annual proxy statement or other filings with the SEC.

Compensation Committee Processes and Procedures
Following the Merger, the Compensation Committee intends to meet at least twice annually. The agenda for each meeting will be developed by the Chair of the Compensation Committee, in consultation with certain executive officers. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant's reasonable fees and other retention terms. The Board has not granted the Compensation Committee authority to further delegate its duties and responsibilities.
Compensation Committee Interlocks and Insider Participation
As indicated above, the Compensation Committee consists of Messrs. Miller and Dodge. No member of the Compensation Committee has ever been an executive officer or employee of ours. None of our officers currently serves, or has served during the last completed year, on the Compensation Committee or the Board of Directors of any other entity that has one or more officers serving as a member of the Board or the Compensation Committee.
Governance and Nominating Committee.
Our Governance and Nominating Committee consists entirely of independent directors, as determined under the NYSE listing rules.
The Governance and Nominating Committee identifies, screens, and nominates individuals for election to the Board.  In evaluating candidates for nomination, the Governance and Nominating Committee evaluates qualities such as education, industry knowledge, financial expertise, leadership, community involvement, talent management, operations experience, entrepreneurial management, and diversity.  The Governance and Nominating Committee also compares such skills and expertise against the current skills and expertise represented on the Board.  The Governance and Nominating Committee does not have a formal process for identifying potential director nominees.
The Governance and Nominating Committee considers diversity of viewpoints, background, and skillsets in evaluating candidates for nomination, but it does not have a formal diversity policy.
Nominations for Election to the Board
The Governance and Nominating Committee will consider director candidates recommended by shareholders. The Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, based on whether or not the candidate was recommended by a shareholder. To nominate a director for the 2018 Annual Meeting, shareholders must submit such nomination in writing to our Secretary at 319 Barry Avenue South, Suite 300, Wayzata, Minnesota 55391 not earlier than the close of business on January 1, 2018, nor later than the close of business on January 31, 2018; provided, however, that in the event that the date of the 2018 Annual Meeting changes more than 30 days from May 24, 2018, the written proposal must be delivered not earlier than the close of business on the 120th day prior to the date of the anniversary of the 2017 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the anniversary of the 2017 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2018 Annual Meeting is first made by the Company.
The Governance and Nominating Committee has not specified minimum criteria for director nominees, but the Governance and Nominating Committee evaluates all candidates based on the criteria set forth above.
VOTE REQUIRED
The Board recommends that you vote "FOR" the election of each of the nominees to the Board set forth in this Proposal 1. Directors will be elected by a plurality vote, meaning that the eight directors who receive the greatest number of "FOR" votes will be elected.

PROPOSAL 2:
 SAY ON PAY
Approval, on an Advisory Basis, of Named Executive Officer Compensation ("Say on Pay")
The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act require that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
We seek to closely align the interests of our named executive officers with the interests of our shareholders. We designed our compensation program to reward our named executive officers for their individual performance and contributions to our overall business objectives and for achieving and surpassing the financial goals set by our Compensation Committee and our Board.
The vote on this resolution is not intended to address any specific element of compensation. Instead, the vote relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:
"RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the summary compensation table and the other related tables and disclosure."
While the Board and especially the Compensation Committee intend to carefully consider the results of the voting on this proposal when making future decisions regarding executive compensation, the vote is not binding on the Company, the Compensation Committee or the Board and is advisory in nature. To the extent there is any significant vote against the compensation of our named executive officers in this Proposal 2, the Compensation Committee will evaluate what actions may be necessary to address our shareholders' concerns.
VOTE REQUIRED
The Board recommends that you vote "FOR" the non-binding advisory resolution approving the compensation of our named executive officers, as disclosed in this proxy statement. Under applicable law, this proposal requires the affirmative vote of a majority of the shares present and entitled to vote. This vote is advisory and is not binding on the Company, the Board, or the Compensation Committee.

PROPOSAL 3:
 SAY ON FREQUENCY
Recommendation, on an Advisory Basis, of the Frequency of Votes on Named Executive Officers Compensation ("Say on Frequency")
The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act also provide that shareholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the SEC's compensation disclosure rules.
By voting with respect to this Proposal 3, shareholders may indicate whether they would prefer that we conduct future advisory votes on named executive officer compensation every year, every two years, or every three years.
After careful consideration, the Board recommends advisory votes on the compensation of the Company's named executive officers every year. The Board believes that annual votes will provide the clearest and most useful feedback from shareholders to the Company and the Compensation Committee in this important area and will confirm the Company's commitment to frequent and transparent communications with its shareholders.

VOTE REQUIRED
The Board recommends that you vote for every "ONE YEAR" as the frequency for the vote on compensation of the named executive officers. If a quorum is present, the alternative receiving the greatest number of votes relative to the votes cast for the other alternatives will be deemed the alternative recommended by the shareholders. This vote is advisory and is not binding on the Company, the Board, or the Compensation Committee.

PROPOSAL 4:
 AUDITOR RATIFICATION
The Audit Committee has selected Baker Tilly Virchow Krause, LLP ("Baker Tilly") as the Company's independent auditors for the fiscal year ending December 31, 2017, and the Board has directed that the selection of independent auditors be submitted for ratification by the shareholders at the Annual Meeting. Baker Tilly also served as the Company's independent auditors for the fiscal year ended December 31, 2016. Representatives of Baker Tilly are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company's Bylaws nor other governing documents or law require shareholder ratification of the selection of Baker Tilly as the Company's independent auditors. However, the selection of Baker Tilly is being submitted to our shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Baker Tilly. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes.
Principal Accountant Fees and Services
In connection with the audit of the fiscal 2016 financial statements, the Company entered into an engagement agreement with Baker that sets forth the terms by which Baker Tilly will perform audit services for the Company.
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2016, and December 31, 2015, by Baker Tilly, the Company's principal accountant. All fees described below were approved by the Audit Committee.
	2016	2015

Audit Fees(1)	$164,900	$159,934
Audit-Related Fees(2)	$61,290	$36,874
Tax Fees	-	-
All Other Fees	-	-
	$226,190	$196,808

(1)       Audit Fees were principally for services rendered for the audit and/or review of our consolidated financial statements. Audit fees also include fees for services rendered in connection with the filing of documents with the SEC.

(2)    Audit-Related Fees in 2016 related to merger and acquisition procedures, including auditing the financial statements for companies to be acquired (LifeMed and Agilivant), and the related purchase price accounting and valuation reviews, and the Merger transaction. Audit-Related Fees in 2015 related to merger and acquisition activities, including auditing the financial statements for companies to be acquired (Salamander) and the related purchase price accounting and valuation reviews.

Pre-Approval Policies and Procedures
Pursuant to its written charter, the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent auditors. The Audit Committee may not approve non-audit services prohibited by applicable regulations of the Securities and Exchange Commission if such services are to be provided contemporaneously while serving as independent auditors. For fiscal 2016, all audit and non-audit services performed by our independent auditors were pre-approved in accordance with such pre-approval policies. The Audit Committee has determined that the rendering of the services other than audit services by Baker Tilly is compatible with maintaining the principal accountant's independence.
Report of the Audit Committee of the Board of Directors
In accordance with its written charter, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:
(1)	reviewed and discussed the audited financial statements with management and the independent auditors;
(2)	discussed with the independent auditors the material required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees), with and without management present; and
(3)
received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and discussed with the independent accountant the independent accountant's independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the Securities and Exchange Commission.
Jonathan Dodge (Chair)
Donald Miller
Salvatore Fazzolari
VOTE REQUIRED
The Board recommends that you vote "FOR" the ratification of Baker Tilly Virchow Krause, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017. Ratification of Baker Tilly Virchow Krause, LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

EXECUTIVE COMPENSATION
Components of Executive Compensation
Each executive's employment agreement sets forth the material components of his or her employment and compensation arrangements, including initial base salaries and anticipated adjustments thereto, annual and long-term performance incentives and employee benefits. The employment agreements also contain severance and non-competition/solicitation provisions. These elements are structured with the goals of providing a competitive compensation program that will enable us to attract and retain highly-qualified executives. Each of these components is described below. The following descriptions are not complete and are qualified in their entirety by reference to the complete employment agreements.
Base Salary
We determine base salaries based on our assessment of the executive's level of responsibility, experience and expected performance, as well as consideration of the general market for talent and internal equity. The purpose of base salary is to provide a fixed level of compensation on which the executive can rely and to recognize the contributions of our executives in their day-to-day responsibilities and achievements. Pursuant to their employment agreements, our executives earn the following annualized base salaries during fiscal 2017:
Name & Title	Annualized Base Salary(1)

James L. Mandel President and Chief Executive Officer	$400,000(2)

David C. Carlson Chief Financial Officer	$240,000

Jeffrey Hattara Chief Strategy Officer	$240,000

(1)    Subject to adjustment by the board of directors based on the recommendation of the Compensation Committee following a review of individual and company performance goals and objectives and evaluation of the executive officer's performance in light of these goals.

(2)    To preserve cash, Mr. Mandel has elected to defer 50% of his annual base salary.

Cash Incentives—Overview
We believe that the availability of cash incentive awards provides important motivation to executives to attain financial and other business goals. Our cash incentive program is tied to achievement during the applicable fiscal year of certain target performance goals. Target performance goals are intended to be challenging yet achievable. Executive officers are responsible for submitting proposed performance targets to our board each year, and the Compensation Committee is responsible for annually reviewing and recommending to the board for approval our performance goals for purposes of establishing cash incentive awards for our executive officers. There are two components to our cash incentive compensation program: annual cash incentives and exemplary company performance cash incentives.
Cash Incentives—Annual
Executive officers of OrangeHook are eligible to earn annual, performance-based cash incentives under the terms of their respective employment agreements. For Messrs. Mandel, Carlson and Hattara (collectively, the "NEOs") annual cash incentives are based on achievement by OrangeHook of certain revenue and earnings before interest, tax, depreciation and amortization (EBITDA) targets.

In fiscal 2016, total potential annual incentive payouts to each of the NEOs ranged from 0% to 150% base salary based on performance versus target. Payout for below threshold performance is at 0% of base salary. Payout for between 80% and 100% of target ranges in a linear fashion from 50% to 100% of base salary for each of the NEOs.  Payout above target increases up to a maximum of 150% of base salary for each of the NEOs.
The table below presents information regarding the annual, performance-based cash incentives that could have been earned in fiscal 2016 by our executive officers had the threshold targets been met:
Name	Payout as a % of Base Salary at Threshold	Payout as a % of Base Salary at Target	Payout as a % of Base Salary at Maximum

James L. Mandel	50%	100%	150%
David C. Carlson	50%	100%	150%
Jeffrey Hattara	50%	100%	150%

In fiscal 2015 and 2016, OrangeHook reported net losses of $3,680,371 and $10,775,417, respectively, which resulted in a 0% cash incentive payout. As a result, executive officers of OrangeHook received no payout under the annual, performance-based component of our cash incentive program for fiscal year 2015 or 2016.
Cash Incentives—Exemplary Company Performance
Under the terms of their respective employment agreements, our executive officers are eligible to earn incentive cash bonuses for exemplary company performance if we achieve certain performance targets. In the event we perform at or above 150% of the target set forth in our budget for any fiscal year during the term of the executive officer's employment, (i) Mr. Mandel would receive a cash bonus equal to 10% of any operating income generated in excess of 150% of target, and (ii) each of Messrs. Carlson and Mr. Hattara would receive a cash bonus equal to 25% of his then-current respective base salary.
No performance incentives were paid to our executives for fiscal year 2015 or 2016.
Long-Term Equity Incentives
We use equity awards to motivate performance and align executives' interests with those of our shareholders. During the term of their respective employment agreements, each of the NEOs is eligible for equity awards on each anniversary of the effective date of their respective employment agreements if revenue and EBITDA targets are achieved. If and when earned, the awards for Messrs. Mandel, Carlson and Hattara would consist of fully-vested shares of OrangeHook Common Stock with an aggregate value equal to (i) 100% (for Messrs. Mandel and Carlson) or 75% (for Mr. Hattara) of the executive's base salary, multiplied by (ii) the average annual cash incentive earned by the executive during the trailing twenty-four month period immediately preceding the grant date (provided that a trailing twelve month period is used for calculating the average on the first anniversary grant date).
No long-term equity incentives were awarded to our executives based on the performance of OrangeHook for fiscal year 2015 or 2016.
Inducement and Discretionary Equity Awards
We believe that inducement and discretionary equity awards offer the flexibility necessary to enable us to attract, retain and reward performance by key leaders needed to help drive our strategies and accomplish our objectives.

2015 Inducement and Discretionary Awards
Mr. Carlson received a fully-vested grant of 135,000 shares of OrangeHook MN common stock on February 1, 2015, as an inducement to accept employment with OrangeHook MN and a fully-vested grant of 5,000 shares of OrangeHook MN common stock on November 23, 2015, upon a recommendation of its Chief Executive Officer and approval by its Compensation Committee, in recognition of Mr. Carlson's performance during OrangeHook's 2015 fiscal year.
Benefits and Perquisites
We believe that providing benefits and limited perquisites to executives creates an overall compensation package that is competitive with those offered by companies who compete with us for talent. Our executives participate in OrangeHook's health and welfare plans. For executives, we pay 100% of the premiums for medical, dental, vision, long-term disability and life insurance coverage. All executives receive paid time off, paid holidays, leave, expense reimbursement, and other benefits and perquisites that are available to all employees. In addition, Messrs. Mandel, Carlson and Hattara receive fully-paid family medical coverage. Mr. Mandel is eligible for a one-time vehicle down payment allowance of up to $5,000 (which he has not expended) and his employment agreement calls for a monthly vehicle allowance of $750 and reimbursement of phone expenses.
Non-Competition and Non-Solicitation Provisions
Each of Messrs. Mandel, Carlson and Hattara has agreed under the terms of his employment agreement that he will not compete with OrangeHook at any time during the term of the agreement or any extension thereof. In addition, during the term of the agreement and for a period of twelve months thereafter, the executives agreed not to solicit any executive officer or independent contractor of OrangeHook to sever their relationship with OrangeHook or accept employment or an independent contractor relationship with another company.
Severance and Change in Control Arrangements
To promote its goal of attracting and retaining highly-qualified executive officers, we have included severance and change-in-control arrangements in the employment agreements with our executive officers. The employment agreements provide that, upon termination of the executive's employment for any reason, the applicable executive would receive a one-time cash payment in an amount equal to all accrued but unpaid base salary, bonuses, medical insurance premiums, and other benefits or perquisites through the termination date. In addition, if Mr. Mandel's employment is terminated by us without "cause" or by Mr. Mandel for "good reason" (as such terms are defined in the employment agreement), Mr. Mandel would receive a one-time cash severance payment in an amount equal to all base salary, medical insurance premiums, and all other benefits and perquisites he would have received through the remainder of the term of his employment agreement. For Messrs. Carlson and Hattara, if the applicable executive's employment is terminated for any reason other than "cause" or "disability" (as such terms are defined in the employment agreement), the applicable executive would continue to receive his base salary and payment for any benefits and perquisites through the remainder of the term of his employment agreement.
If Mr. Mandel's employment is terminated by us without cause or by Mr. Mandel for good reason, all unvested stock options then held by Mr. Mandel would accelerate and vest and become immediately exercisable. The employment agreements with Messrs. Carlson and Hattara provide that, if the applicable executive officer's employment is terminated for any reason, all stock and stock options awards that have vested prior to the date of termination may be retained by the applicable executive, unless otherwise provided in the agreement underlying the award.

Summary Compensation Table
The following table presents information regarding compensation awarded to, earned by, or paid to our Chief Executive Officer and the two most highly compensated executive officers other than our Chief Executive Officer (our "named executive officers") for the fiscal years ended December 31, 2016 and 2015:
Name and Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

James L. Mandel, President and Chief Executive Officer	2016	$192,308(2)	---	---	$202,375(3)	$394,683
	2015	$42,308(4)	---	---	$137,952(5)	$179,500

David C. Carlson, Chief Financial Officer	2016	$224,615(6)	---	---	$13,305(7)	$237,920
	2015	$183,333(8)	$22,400(9)	---	$4,855	$210,588

Jeffrey Hattara, Chief Strategy Officer	2016	$157,692(10)	---	---	$102,675(11)	$260,367
	2015	---	$184,000(12)	---	$20,032(13)	$204,032
(1)
Represents the aggregate grant date fair value for stock awards, calculated in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. Refer to the notes in OrangeHook's audited financial statements for the years ended December 31, 2016 and December 31, for a discussion of the assumptions used in valuing the awards. All stock awards reported were granted outside of OrangeHook's 2016 Equity Incentive Plan.

(2)	This amount represents the amount of annual base salary of $375,000 actually paid to Mr. Mandel in 2016.
(3)
This amount includes $182,692 in annual base salary which has been deferred by Mr. Mandel and accrued by the Company, Company-paid health insurance benefits in the amount of $10,683 and auto allowance of $750 per month. Mr. Mandel has not received the $5,000 payment available to him pursuant to his employment agreement for the down payment on purchase of a new vehicle.

(4)	This amount represents the amount of annual base salary of $350,000 actually paid to Mr. Mandel in 2015.
(5)	This amount represents $132,692 annual in base salary deferred by Mr. Mandel and $4,500 in deferred monthly auto allowance in 2015. The full amount of each has been accrued by the Company.
(6)	This amount includes the pro rata portion of Mr. Carlson's increase in annual base salary from $200,000 to $240,000 effective May 2, 2016.
(7)	This amount represents Company-paid health insurance benefits.
(8)
This amount includes the pro-rated portion of Mr. Carlson's annual base salary of $200,000 for the period beginning with the February 1, 2015 effective date of Mr. Carlson's employment agreement and ending December 31, 2015.

(9)	This amount includes fully-vested awards of 135,000 and 5,000 shares of OrangeHook Common Stock granted to Mr. Carlson on February 1, 2015 and November 23, 2015, respectively.
(10)	This amount represents amount of annual base salary of $240,000 actually paid to Mr. Hattara in 2016.
(11)	This amount includes $82,308 in annual base salary which has been deferred for payment by Mr. Hattara and accrued by the Company and Company-paid health benefits in the amount of $20,367.

(12)
This amount includes 1,150,000 fully-vested restricted shares of OrangeHook MN Common Stock awarded on December 29, 2015 and which Mr. Hattara accepted in lieu of cash compensation for services provided to the Company during fiscal year 2015.

(13)	This amount represents Company-paid health insurance benefits.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding all outstanding equity awards held by named executive officers of OrangeHook as of December 31, 2016:
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)

James L. Mandel		---	---	---	---	---	---
David C. Carlson		---	---	---	---	---	---
Jeffrey Hattara	8/19/2016	1,786	1,785(1)	$14.00	8/18/2024	---	---
(1)
The Company's Merger Agreement with LifeMed ("LifeMed Merger Agreement") called for the replacement of all LifeMed options to acquire its common stock with non-qualified stock options to purchase shares of OrangeHook MN common stock at the conversion rate of $14 per share of OrangeHook MN stock. As a member of LifeMed's board of directors, Mr. Hattara held certain options to purchase shares of LifeMed common stock originally granted on August 18, 2014, half of which had vested prior to the conversion to OrangeHook MN non-qualified stock options on August 19, 2016. The unvested portion of Mr. Hattara's non-qualified stock option award will vest ratably on the anniversary date over the next two years.

Employment Agreements
The Company is a party to employment agreements with the officers listed below, which employment agreements have the identified terms:
Name & Title	Term of Agreement

James L. Mandel President and Chief Executive Officer	July 1, 2015 – December 31, 2018

David C. Carlson Chief Financial Officer	February 2, 2015 – February 1, 2018

Jeffrey Hattara Chief Strategy Officer	July 1, 2015 – June 30, 2018

DIRECTOR COMPENSATION
Prior to the Merger, the Nuvel board of directors consisted of two members: James L.Mandel and Rick Resnick. As required by the terms of the Merger Agreement, the size of our board was increased to eight members, and we appointed to our board the six persons serving as directors of OrangeHook MN immediately prior to the Merger who were not also directors of the Company. Our non-employee directors include Donald Miller (Chairman), Whitney Peyton, Jonathan Dodge and Salvatore Fazzolari.
	Fees Earned
	or Paid	Option	All Other
	in Cash	Awards	Compensation	Total
Name	($)(1)	($)(2)	($)	($)

Donald Miller	$44,000	$108,410	--	$152,410

Whitney Peyton	$36,000	--	--	$36,000

Jonathan Dodge	$44,000	--	--	$44,000

Salvatore Fazzolari	$44,000	--	--	$44,000

James L. Mandel	--	--	--	--

Richard (Rick) Resnick	--	--	--	--

David Batchelor	--	--	--	--

Jeffrey Hattara	--	--	--	--
(1)
For fiscal year 2016, each of our non-employee directors received a cash retainer in the amount of $25,000 as compensation for his services on the board of directors and a $5,000 cash retainer for each committee of the board of directors on which they served as a member ($8,000 for a committee chairperson). In addition to the retainer, each director also receives a flat fee for services in the amount of $6,000 per year. Each non-employee director agreed to defer payment of all cash compensation awarded to directors for their service during fiscal year 2016 until such time as our cash flow position can support payment of director compensation.

(2)
On June 29, 2016, OrangeHook awarded to Mr. Miller warrants to purchase 185,000 shares of OrangeHook Common Stock at an exercise price of $7.00 per share in recognition of his outstanding leadership and guidance as Chairman of the board of directors.  The dollar value of the warrants shown represents the estimated grant date fair value in accordance with FASB ASC Topic 718, Compensation—Stock Compensation pursuant to the Black-Scholes option pricing model, which requires several significant judgments and assumptions.

As of December 31, 2016, Mr. Peyton held 150,000 options to purchase shares of OrangeHook Common Stock. Messrs. Dodge, Fazzolari and Miller did not hold any stock options as of fiscal 2016 year end. The options held by Mr. Peyton were awarded by OrangeHook not as compensation for his service as a member of the board of directors, but rather as consideration in exchange for personal guarantees of repayment of OrangeHook indebtedness. Refer to "Transactions with Related Persons" for a description of the transaction.
Executive officers who also serve as members of our board of directors do not receive any compensation for service in their capacity as directors. Information regarding compensation arrangements with executive officers is included in the executive compensation tables and discussion under the heading "Executive Compensation."

TRANSACTIONS WITH RELATED PERSONS
Executive Officer and Director Loans
Prior to completion of the Merger, our executive officers and directors made unsecured loans to OrangeHook MN. Upon completion of the parent-subsidiary merger of OrangeHook MN with and into the Company, we assumed OrangeHook MN's obligations under the loans. In addition, since the Merger, Mr. Miller made an additional loan to the Company. The loans made to us by our executive officers and directors are set forth in the following table:

Executive Officer or Director	Issue Date	Principal Amount(1)	Interest Rate (per annum)(2)	Maturity Date

Whitney Peyton(3)	Dec. 2, 2014	$1,300,000	5%	Dec. 31, 2017

James Mandel(4)	Dec. 2, 2014	$180,000	5%	Mar. 1, 2016

Whitney Peyton(3)	Jun. 4, 2015	$500,000	5%	Dec. 31, 2016

Jeffrey Hattara/Whitney Peyton (3)(11)	Oct. 29, 2015	$450,000	6%	Jun. 30, 2016

James Mandel(5)	Jan. 20, 2016	$150,000	10%	Mar. 30, 2016

Jeffrey Hattara(17)	Jan. 20, 2016	$50,000	10%	Mar. 20, 2016

Donald Miller(6)	Jan. 25, 2016	$100,000	10%	Jul. 25, 2016

Donald Miller(6)	Jan. 25, 2016	$500,000	10%	Jul. 29, 2016

Jeffrey Hattara(7)	Feb. 8, 2016	$100,000	10%	Jun. 30, 2016

James Mandel(5)	Feb. 9, 2016	$60,000	10%	Mar. 9, 2016

Donald Miller(6)	Feb. 16, 2016	$300,000	10%	Aug. 16, 2016

Jeffrey Hattara(7)	Feb. 26, 2016	$10,000	10%	Jun. 30, 2016

Jonathan Dodge	Mar. 9, 2016	$25,000	10%	Apr. 9, 2016

Donald Miller(16)	April 23, 2016	$450,000	10%	Oct. 15, 2017

Whitney Peyton(3)(8)	May 3, 2016	$400,000	6%	Jun. 30, 2016

Whitney Peyton(3)(16)	May 4, 2016	$110,027	10%	Oct. 15, 2017

Jeffrey Hattara(20)	May 12, 2016	$200,000	10%	Jun. 30, 2016

John Peyton(16)(18)	July 20, 2016	$110,027	10%	Oct. 15, 2017

Jay Peyton(16) (18)	August 17, 2016	$110,027	10%	Oct. 15, 2017

Keith Miller and Cheryl Miller(16)(19)	August 24, 2016	$110,027	10%	Oct. 15, 2017

Tamara M. Magaard and Daniel P. Magaard(16)(19)	August 24, 2016	$55,014	10%	Oct. 15, 2017

David C. Carlson(16)	Sept. 9, 2016	$55,014	10%	Oct. 15, 2017

Salvatore D. Fazzolari and Karen A. Fazzolari(16)	Sept. 9, 2016	$192,548	10%	Oct. 15, 2017

James Mandel(5)	Sept. 19, 2016	$18,000	0%	Due on demand

James Mandel(9)	Sept. 19, 2016	$32,000	0%	Due on demand

David Carlson(15)	Sept. 19, 2016	$25,000	0%	Due on demand

Richard Resnick(10)	Sept. 19, 2016	$50,000	0%	Due on demand

David Carlson(12)	Sept. 20, 2016	$4,000	0%	Due on demand

Donald Miller(6)	Sept. 28, 2016	$60,000	0%	Due on demand

Whitney Peyton(3)	Nov. 11, 2016	$250,000	5.5%	Nov. 9, 2017

Robert Philbin	Oct. 3, 2016	$50,000	0%	Due on demand

Robert Philbin(13)	Sept. 29, 2016	$300,000	--	Due on demand

Donald Miller(14)	March 31, 2017	$1,050,000	10%	Due on demand
(1)	The entire principal amount of each promissory note remains outstanding, except as otherwise noted.

(2)	Table does not present any interest payments that have been made on the notes.

(3)
The current outstanding principal balance of the note dated December 2, 2014 is $1,208,330.  In 2016, Mr. Peyton received interest payments in an aggregate amount of $155,940 on all outstanding indebtedness noted herein.

(4)
During 2015, OrangeHook made principal payments totaling $62,000 on this note. The remaining balance of $118,000 was converted into 118 shares of Series A-1 Convertible Preferred Stock at maturity on March 1, 2016.

(5)
Issued in the name of Shorewood Village Shopping Center, an entity owned by the trust of a family member of James Mandel.  The principal on the note dated September 19, 2016 for $18,000 was paid in full on December 22, 2016.  Outstanding interest in the aggregate amount of $19,635 owed to Sherwood Village Shopping Center has not been repaid.

(6)
On October 26, 2016, Donald Miller and OrangeHook agreed to convert the entire principal balances and all accrued interest into 1,022 shares of Series A-1 Convertible Preferred Stock with attached 7-year warrants to purchase 71.5 shares of OrangeHook Common Stock at $7.00 per share in full satisfaction of OrangeHook's obligations under the promissory notes.

(7)
The note dated February 8, 2016 for $100,000 was paid in full on June 30, 2016.  The Company paid interest in the amount of $5,544 on the February 8, 2016 note during 2016.  The note dated February 26, 2016 was issued to the trust of a family member of Mr. Hattara. This February 26, 2016 note was paid in full on May 31, 2016. Interest paid on the February 26, 2016 note during 2016 was $263.

(8)	OrangeHook made a principal payment under this note in the amount of $210,000 on June 30, 2016. The remaining balance of $190,000 was paid in full on October 26, 2016.

(9)	During October and November of 2016, OrangeHook made principal payments totaling $15,000. The remaining balance of $17,000 was paid in full by December 22, 2016.

(10)	In November of 2016, OrangeHook made principal payments totaling $10,000. The remaining balance of $40,000 was paid in full by December 22, 2016.

(11)
OrangeHook made a payment of $100,000 on the principal balance on June 30, 2016 and an additional payment of $25,000 on January 30, 2017.  The current outstanding principal amount equals $325,000. The Company made interest payments of $32,928 to Mr. Hattara under this note in 2016.

(12)	Paid in full on October 4, 2016.

(13)	The funds were advanced to OrangeHook on September 29, 2016, but the terms of the loan are currently being negotiated.

(14)
This loan was made pursuant to the Participation Agreement between the Company, Mr. Miller and certain other parties, dated March 31, 2017, which is further described below.  In connection with his loan under the Participation Agreement, Mr. Miller received a three-year warrant to purchase 147,000 shares of common stock at $10.00 per share with a three year term.

(15)	Paid in full by December 22, 2016.

(16)
Represents the amendment and restatement of a convertible debenture issued in 2015 to extend the maturity date to October 15, 2017 and to incorporate accrued interest into the outstanding principal balance.  Upon such extension, the noteholder also received the warrants described in the table below.

Noteholder	Issue Date	Shares	Price per Share	Expiration Date

Donald Miller	04/23/2016	64,290	$7.000	4/23/2021
Whitney Peyton	05/04/2016	14,286	$10.000	5/4/2021
John Peyton	07/20/2016	14,286	$10.000	7/20/2021
Jay M. Peyton	08/17/2016	14,286	$10.000	8/17/2021
Keith Miller and Cheryl Miller	08/24/2016	14,286	$10.000	8/24/2021
Tamara M. Magaard and Daniel P. Magaard	08/24/2016	7,143	$10.000	8/24/2021
David C. Carlson	09/08/2016	7,143	$10.000	9/8/2021
Salvatore D. Fazzolari and Karen A. Fazzolari	09/08/2016	25,000	$10.000	9/8/2021
In addition, the extension provides for the issuance of warrants to purchase up to 489,651 shares of Common Stock at $7.00 per share to the holders of the notes. The warrants will be issued upon repayment of the principal amount of the notes and allocated ratably based on the principal amount of each holder's note. Mr. Miller received an interest payment of $40,000 at the time the maturity date was extended.
(17)	OrangeHook made a principal payment of $10,000 under this note on January 27, 2017. The current outstanding principal amount equals $40,000. This note was issued to the trust of a family member of Mr. Hattara. The Company paid $4,329 in interest under this note in 2016.
(18)	John Peyton and Jay Peyton are the brothers of Whitney Peyton.

(19)	Keith Miller and Cheryl Miller are the son and daughter-in-law of Donald Miller, and Tamara M. Magaard and Daniel P. Magaard are the daughter and son-in-law of Donald Miller.

(20)	This note was issued to the trust of a family member of Mr. Hattara. The Company paid $11,123 in interest under this note in 2016.

LifeMed made advances of $54,550, $102,894 and $335,648 to David Batchelor on November 18, 2015, February 9, 2016 and February 28, 2016, respectively. Mr. Batchelor is an executive officer and director of each of OrangeHook and LifeMed. Mr. Batchelor issued to LifeMed two promissory notes in the amounts of $54,550 and $102,894 for the loans, which accrue interest at a rate of 4% per annum and mature immediately upon exercise of Mr. Batchelor's put option (described below). On November 2, 2016, Mr. Batchelor forfeited 35,571 shares of OrangeHook MN common stock in exchange for the satisfaction in full of the entire principal amount ($493,092) and accrued interest ($4,896) on the loans.

On February 9, 2016, OrangeHook MN advanced $160,000 to David Batchelor under a promissory note with an interest rate of 4% per annum, maturing within 15 days of the closing date of OrangeHook's acquisition of LifeMed. Payment by Mr. Batchelor was to be made by surrendering shares of OrangeHook MN common stock held by Mr. Batchelor in amount equal to the principal and interest at a rate of $14.00 per share. In March 2016, the note was cancelled. OrangeHook MN agreed to accept 80,000 shares of LifeMed common stock valued at $2.00 per share in exchange for cancellation of the note and forgave accrued interest associated with the note.
On April 7, 2016, OrangeHook MN provided approximately $300,000 in non-interest bearing financing to Mr. Batchelor as part of a real estate transaction involving Mr. Batchelor's personal residence. OrangeHook MN obtained the funds from MEZ Capital, LLC in exchange for a promissory note issued by OrangeHook MN to MEZ Capital, LLC in the original principal amount of $300,000. The promissory note had a fixed interest rate equal to $13,500 and contained a loan discount feature requiring OrangeHook MN to pay $15,000 to MEZ Capital, LLC at the time of disbursement of the funds. Mr. and Mrs. Batchelor guaranteed repayment of the promissory note and assigned their rights to the proceeds of the sale of their former residence as security for payment of the promissory note. Upon the sale of Mr. Batchelor's former residence on May 10, 2016, the promissory note was paid in full by a direct transfer of funds from the title company involved in the sale of Mr. Batchelor's former residence to MEZ Capital, LLC.
In February 2016, OrangeHook MN advanced $50,000 to Jeffrey Hattara in future wages payable to Mr. Hattara under the terms of his employment agreement. Beginning January 1, 2016, Mr. Hattara agreed to defer payment of 50% of his annual base salary. On October 28, 2016, OrangeHook MN processed as a salary payment to Mr. Hattara in the amount of all advanced wages plus applicable tax withholdings and reduced his accrued but deferred compensation. As of April 14, 2017, Mr. Hattara has earned approximately $105,385 in outstanding deferred compensation.
Director and Executive Officer Participation in Offerings
Certain of our directors and executive officers and their affiliates have participated in OrangeHook MN's Series A Convertible Preferred Stock offering, Series A-1 Convertible Preferred Stock offering, and 2015 convertible note offering on the same terms as other investors. All shares of Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock of OrangeHook MN were exchanged for shares of our Series OH-2 Convertible Preferred Stock in connection with the Merger. For information regarding security ownership of our directors and officers, refer to the discussion under the heading "Security Ownership of Certain Beneficial Owners and Management" in this prospectus.
On March 31, 2017, the Company, entered into a Participation and Repayment Priority Agreement (the "Participation Agreement") with James L. Mandel, Donald M. Miller, Whitney E. Peyton, Jeffrey J. Hattara and a third-party who is not affiliated with the Company except as a noteholder under the Participation Agreement. The Participation Agreement provides that individuals or entities can participate in a debt financing program whereby such individuals or entities (i) provide a loan guaranty that allows the Company to increase its line of credit with its bank (each a "Guarantor Participant") or (ii) purchase an unsecured note of the Company (each a "Noteholder Participant").
This debt financing program allows the Company to raise additional financing through a combination of either increases to its existing line of credit with its bank, supported by the additional Guarantor Participants, and/or the issuance of notes to Noteholder Participants.  Messrs. Mandel, Peyton and Hattara entered into the Participation Agreement solely with respect to their pre-existing guarantees of the Company's current line of credit with the bank (each a "D&O Guarantor") and will not be considered Guarantor Participants.  Mr. Miller entered into the Participation Agreement as a D&O Guarantor and as a Noteholder Participant under the terms set forth above in the "Executive Officer and Director Loans To The Company" section.

Director and Executive Officer Guarantees of Indebtedness
On July 26, 2016, the Company entered into a certain promissory note (the "Note") issued by the Company to MEZ Capital, LLC and guaranteed by directors James L. Mandel and Whitney Peyton and an entity owned by Mr. Peyton. The Company extended the Note pursuant to its terms and conditions and then modified and extended the terms of the Note on December 23, 2106, February 24, 2017 and April 24, 2017. Mr. Mandel and Mr. Peyton and the entity owned by Mr. Peyton extended their guarantees on each of the modifications.
On February 24, 2017, the Company entered into a certain promissory note (the "Note") issued by the Company to MEZ Capital, LLC and guaranteed by directors James L. Mandel and Whitney Peyton.  The Company extended the Note pursuant to the terms and conditions of the Note and then modified and extended the term of the Note on April 24, 2017. Mr. Mandel and Mr. Peyton extended their guarantees on each of the modifications.
In January 2017, director Donald Miller deposited $200,000 in an account with the Company's bank as collateral to support an increase in the limit on the Company's line of credit.  In connection with the deposit, the Company issued Mr. Miller a warrant to purchase 28,000 shares of Common Stock at $10.00 per share with a three-year term.
On March 2, 2017, the Company entered into a lender agreement which was personally guaranteed by directors James L. Mandel and Donald Miller. The full amount under the lender agreement was repaid. On March 30, 2017, the Company subsequently entered into another lender agreement with the same lender, and Messrs. Mandel and Miller also signed personal guarantees of the March 30, 2017 loan. On April 20, 2017, the Company borrowed additional funds from the same lender and consolidated the March 30th and April 20th loans into one lender agreement.  Messrs. Mandel and Miller renewed their personal guarantees of the amount owed to the lender.
Consulting Services
Beginning January 2015, OrangeHook MN engaged MetaConn Corporation ("MetaConn") to provide consulting services relating to acquisition strategies and other business development opportunities in connection with its planned acquisitions of targeted portfolio companies. The parties did not enter into any written agreement for the services and the arrangement can be terminated at any time by OrangeHook. Fees for the services provided by MetaConn are on a project-by-project basis. OrangeHook MN paid to MetaConn a total of approximately $151,250 and $150,250 in 2015 and 2016, respectively, as compensation for its services.  Mr. Hattara, a director, officer and greater than 10% beneficial owner of OrangeHook, is also a director, officer and a substantial equity owner of MetaConn.  OrangeHook expects aggregate fees paid to MetaConn Corp to be less than $100,000 in 2017.  To the best of the Company's knowledge, Mr. Hattara does not receive any portion of the fees paid to MetaConn.
Beginning in 2014, OrangeHook MN engaged Thoresen, Diaby, Helle, Condon and Dodge, Inc. to provide tax consulting and compliance services, including the preparation of income tax provision work papers used in connection with the annual audits performed by OrangeHook MN's independent audit firm and the preparation of the federal and all state income tax returns. OrangeHook MN paid the firm a total of $30,930 and $18,865 in 2015 and 2016, respectively, as compensation for its services. Jonathan Dodge, a board member and Chairman of the Audit Committee, is a partner of Thoresen, Diaby, Helle, Condon and Dodge, Inc. OrangeHook expects aggregate fees paid to Thoresen, Diaby, Helle, Condon and Dodge, Inc. to be $0 in 2017.
Registration Rights and Put Option Agreement and Nonqualified Stock Option Agreement
OrangeHook MN entered into a Registration Rights and Put Option Agreement with Mr. Batchelor on March 23, 2016. The agreement grants Mr. Batchelor piggy-back registration rights for stock, warrants, options and other securities of OrangeHook held by Mr. Batchelor. The agreement also grants Mr. Batchelor a put option which, if exercised, would require OrangeHook to purchase up to 110,714 shares of Mr. Batchelor's stock at $14 per share, up to an aggregate maximum of $1,550,000. On each of May 18, June 14, and August 3, 2016, Mr. Batchelor delivered to OrangeHook MN a notice to exercise the repurchase of 39,285 shares pursuant to this put option. On October 30, 2016, Mr. Batchelor delivered notice to exercise the repurchase of the remaining 71,428 shares of the put option. OrangeHook has deferred repurchasing the shares in accordance with liquidity limitations set forth in the agreement and other legal factors including statutory limitations.
OrangeHook MN also entered into a Nonqualified Stock Option Agreement with Mr. Batchelor on May 31, 2016. For a description of the material terms of the agreement, refer to the discussion under the heading "Executive Compensation."

Salamander Royalty Obligation
On December 31, 2013, Salamander entered into a stock purchase agreement with TruSec ID, Inc. and former preferred shareholders of Salamander, pursuant to which TruSec ID, Inc. purchased 100% of the issued and outstanding shares of Series A through Series D Preferred Stock of Salamander. Under the terms of the agreement, Salamander agreed to make quarterly royalty payments to the preferred shareholders in an amount equal to five percent of its gross revenue (excluding any refunds, rebates, discounts, allowances and returns) from 2014 through 2017, three percent from 2018 through 2019, and two percent thereafter, until the aggregate amount of all royalty payments equals $3.5 million. In connection with its acquisition of Salamander, OrangeHook agreed to guarantee Salamander's royalty payment obligation. Jeffrey Hattara is a director and Chief Strategy Officer of OrangeHook and, at the time of OrangeHook MN's acquisition of Salamander, was the President and Chief Executive Officer and an approximately 25% owner of TruSec ID, Inc. As of December 31, 2016, Salamander has made an aggregate total of $17,471 in royalty payments to its former preferred shareholders.
Certain Executive Officer Employment Agreements
Prior to the Merger, OrangeHook MN entered into employment agreements with each of its executive officers, including with Mr. Batchelor. His employment agreement was not approved, or recommended to the full board of directors for approval, by the Compensation Committee of OrangeHook MN's board of directors. OrangeHook MN was, at the time of entering into the agreements, a privately-held company with no formal policies or procedures in place regarding Compensation Committee approval of executive officer compensation. We have implemented policies and procedures regarding Compensation Committee approval of executive compensation, including provisions set forth in the Compensation Committee's charter. In addition, we entered into a new employment agreement with Richard Resnick in connection with the Merger which was not specifically approved or recommended for approval to the board of directors by the Compensation Committee.
Base Salaries
Pursuant to their Employment Agreements, our executive officers earn the following base salaries:
Name & Title	Annualized Base Salary

David Batchelor Chief Relations Officer and CEO/CRO of LifeMed ID	$321,000, which increases by 7% annually under certain conditions

Richard (Rick) Resnick Executive Vice President of Operations	$250,000, which increases by 5% annually

Performance-Based Cash Incentives
Executive officers of OrangeHook are also eligible to earn annual, performance-based cash incentives under the terms of their respective employment agreements. Mr. Resnick's annual, performance-based cash incentives are tied to achievement of certain revenue and operating income targets of Nuvel, Inc. Mr. Batchelor does not participate in the annual, performance-based component of our cash incentive program.
In fiscal 2016, total annual incentive payouts could range from 0% to 150% of annual base salary for Mr. Resnick based on performance versus target. Payout below threshold performance is at 0% while payout above target increases up to a maximum of 150% of base salary. No payouts were made to Mr. Resnick in 2016.

Under the terms of their respective employment agreements, certain of our executive officers are eligible to earn incentive cash bonuses for exemplary company performance if we achieve certain performance targets; however, Mr. Batchelor's and Mr. Resnick's employment agreements do not call for participation in the standard exemplary company performance component of our cash incentive program.
Mr. Resnick's employment agreement calls for potential exemplary performance payouts.  He is eligible to earn incentive cash bonuses for exemplary company performance if Nuvel, Inc. achieves certain revenue targets approved by our board of directors. Under the terms of his employment agreement, Mr. Resnick is eligible to receive (i) a cash payment equal to 25% of his then-current annual base salary in the event that Nuvel, Inc. exceeds 150% of its annual revenue target for the applicable year, and (ii) a cash payment equal to 75% of his then-current annual base salary in the event that Nuvel, Inc. exceeds 400% of its annual revenue target for the applicable year.
In lieu of the cash incentives described above, Mr. Batchelor's incentives are tied to the performance of LifeMed ID, Mr. Batchelor's employment agreement provides that he is eligible to receive quarterly cash incentive payments in an amount equal to (i) 5% of LifeMed ID's revenue during the applicable quarter from March 15, 2016 through December 31, 2016, (ii) 3% of LifeMed ID's revenue during the applicable quarter from January 1, 2017 through December 31, 2018, and (iii) 0.5% of LifeMed ID's revenue during the applicable quarter from January 1, 2019 through December 31, 2022.
Non-Competition and Non-Solicitation Provisions
Mr. Batchelor has agreed under the terms of his employment agreement that he will not compete with OrangeHook at any time during the term of the agreement or any extension thereof and for two years after termination of his employment.  In addition, during the term of the agreement and for a period of twelve months thereafter, he agreed to not solicit any executive officer or independent contractor of OrangeHook to sever their relationship with OrangeHook or accept employment or an independent contractor relationship with another company.
Under the terms of his employment agreement, Mr. Resnick agreed during the term of the agreement and for a period of twelve months thereafter: (i) not to solicit any customer of OrangeHook; (ii) not to provide or sell to any customer of OrangeHook any service or product that is competitive with OrangeHook or its subsidiaries; and (iii) not to induce or solicit any customer, employee or contractor of OrangeHook or its subsidiaries to alter or terminate his, her or its relationship with OrangeHook or its subsidiaries.
Severance and Change in Control Arrangements
To promote its goal of attracting and retaining highly-qualified executive officers, we have included severance and change-in-control arrangements in the employment agreements with Messrs. Batchelor and Resnick. If Mr. Batchelor's employment is terminated by us without "cause," by Mr. Batchelor for "good reason," or if he is terminated following a "change in control" of OrangeHook or LifeMed ID (as such terms are defined in the employment agreement), Mr. Batchelor would receive a one-time cash severance payment in an amount equal to all base salary, medical insurance premiums, and all other benefits and perquisites he would have received through the remainder of the term of his employment agreement. If Mr. Batchelor's employment is terminated by OrangeHook or LifeMed ID without cause or by Mr. Batchelor for good reason, or if Mr. Batchelor is terminated at any time following a change in control of OrangeHook or LifeMed ID, all unvested stock options, shares of restricted stock and other equity awards then held by Mr. Batchelor would accelerate and vest and become immediately exercisable.
Mr. Batchelor's employment agreement further provides that, in the event of a change in control of LifeMed ID, we would be required to pay to Mr. Batchelor a one-time cash payment in the amount of $3,000,000 and a one-time cash payment in an amount equal to the difference between (i) the product of (a) a percentage ranging from 25% to 40%, depending on the time of the change in control, multiplied by (b) the amount by which the total consideration paid by the acquirer of LifeMed ID exceeds $31,000,000, minus (ii) $3,000,000.

If Mr. Resnick's employment is terminated by OrangeHook without "cause" or by Mr. Resnick for "good reason" (as such terms are defined in the employment agreement), Mr. Resnick would also receive a one-time cash severance payment in an amount equal to one year's base salary at his then-current pay rate plus the amount of any annual, performance-based cash incentives and exemplary company performance incentives that he would have earned through the end of the quarter in which the termination occurs.
Mr. Resnick's employment agreement also provides for bonus and severance arrangements in connection with a change in control of either OrangeHook or Nuvel, Inc. Under the terms of the employment agreement, upon a change in control of OrangeHook, Mr. Resnick would receive: (i) a one-time payment in an amount equal to his-then current annual base salary; and (ii) upon a change in control of Nuvel, Inc. at a valuation exceeding $15,000,000, Mr. Resnick would receive a one-time payment in an amount equal to 50% of his-then current annual base salary. In addition, if Mr. Resnick is terminated in anticipation of or within six months following a change in control of either OrangeHook or Nuvel, Inc., to the extent not already paid in connection with the change in control, Mr. Resnick would receive: (i) a severance payment in an amount equal to the change-in-control payments described in the preceding sentence; and (ii) all restricted shares of OrangeHook capital stock granted to Mr. Resnick as an inducement to accept employment with the Company would accelerate and immediately vest.
OTHER MATTERS
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
The tables below present information regarding the beneficial ownership of the Company's Voting Stock as of April 18, 2017, the record date for the Annual Meeting by (i) each person who is known by the Company to beneficially own more than 5% of the outstanding shares of any class of the Company's voting securities; (ii) each director and named executive officer of the Company; and (iii) all current executive officers and directors as a group.
The beneficial ownership of Voting Stock is based on 6,686,706 shares of Common Stock, 20,000 shares of Series B Convertible Preferred Stock, 371,052 shares of Series C Convertible Preferred Stock, and 10,931 shares of Series OH-2 Convertible Preferred Stock.
Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares and the business address of each person is c/o OrangeHook, Inc., 319 Barry Avenue, Suite 300, Wayzata, Minnesota 55391.
Common Stock
Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class
Name and Address of Beneficial Owner
David L. Kessenich & Colleen B. Kessenich 240 Jersey Street Denver, CO 80220	1,244,515 (1)	18.6%
Green Planet, LLC 3000 St. Albans Mill Road, #209 Minnetonka, MN 55305	423,718 (2)	6.3%
Banque Heritage Route de Chêne 61 Case Postale 6600 1211 Geneva 6, Switzerland	429,000 (3)	6.4%

Named Executive Officers and Directors
Richard Resnick	103,464 (4)	*
James L. Mandel	878,937 (5)	13.1%
David Carlson	180,332 (6)	2.7%
Jeffrey Hattara	744,593 (7)	11.1%
David Batchelor	905,278 (8)	13.1%
Donald Miller	550,878 (9)	8.3%
Whitney Peyton	1,068,456 (10)	15.6%
Salvatore Fazzolari	224,607 (11)	3.4%
Jonathan Dodge	100,000	1.5%
All Directors and Executive Officers as a Group (12 persons)	4,939,294	73.0%

* less than 1%

(1)
Includes (i) 149,500 shares of Common Stock issuable upon the exercise of warrants held by Colleen B. Kessenich, TTEE for the Kessenich GST Trust and 143,000 shares of Common Stock issuable upon conversion of Series OH-2 Convertible Preferred Stock held by Colleen B. Kessenich, TTEE for the Kessenich GST Trust, and (ii) 358,167 shares of Common Stock issuable upon the exercise of warrants held by David L. Kessenich, TTEE for the David L. Kessenich Trust dated 5/2/2005 and 143,000 shares of Common Stock issuable upon conversion of Series OH-2 Convertible Preferred Stock held by David L. Kessenich, TTEE for the David L. Kessenich Trust dated 5/2/2005.

(2)
Includes 9,295 shares of Common Stock issuable upon the exercise of warrants and 18,590 shares of Common Stock issuable upon conversion of Series OH-2 Convertible Preferred Stock. Murray R. Klane is the sole officer and director of Green Planet LLC and has sole voting and dispositive power over the shares.

(3)	Includes 143,000 shares of Common Stock issuable upon the exercise of warrants and 286,000 shares of Common Stock issuable upon conversion of Series OH-2 Convertible Preferred Stock.
(4)	Includes 1,072.50 shares of Common Stock issuable upon the exercise of warrants and 2,145 shares of Common Stock issuable upon conversion of Series OH-2 Convertible Preferred Stock.
(5)	Includes 26,312 shares of Common Stock issuable upon the exercise of warrants and 52,624 shares of Common Stock issuable upon conversion of Series OH-2 Convertible Preferred Stock.
(6)
Includes 10,718 shares of Common Stock issuable upon the exercise of warrants, 7,150 shares of Common Stock issuable upon conversion of Series OH-2 Convertible Preferred Stock, and 8,461 shares of Common Stock issuable upon conversion of principal and interest in outstanding convertible promissory notes and 8,461 shares of Common Stock issuable pursuant to warrants issuable upon payoff of the convertible promissory note.

(7)
Includes 7,146 shares of Common Stock issuable upon the exercise of warrants, 3,571 shares of Common Stock issuable upon the exercise of presently exercisable stock options, 7,150 shares of Common Stock issuable upon conversion of Series OH-2 Convertible Preferred Stock and 299,960 shares held by MetaConn Corporation.  Mr. Hattara is the sole officer and director of MetaConn Corporation and has sole voting and dispositive power over the shares.

(8)	Includes 228,413 shares of Common Stock issuable upon the exercise of presently exercisable stock options.
(9)
Includes 160,248 shares of Common Stock issuable upon the exercise of warrants, 6,435 shares of Common Stock issuable upon conversion of Series OH-2 Convertible Preferred Stock, 71,665 shares of Common Stock issuable upon conversion of principal and interest in outstanding convertible promissory notes and 71,665 shares of Common Stock issuable pursuant to warrants issuable upon payoff of the convertible promissory note.  Also includes 50,715 shares of Common Stock issuable upon the exercise of warrants and 1,430 shares of Common Stock issuable upon conversion of Series OH-2 Convertible Preferred Stock held by Mr. Miller's co-habiting significant other, for which he disclaims beneficial ownership.

(10)
Includes 72,536 shares of Common Stock issuable upon the exercise of warrants, 150,000 shares of Common Stock issuable upon the exercise of presently exercisable stock options, 71,500 shares of Common Stock issuable upon conversion of Series OH-2 Convertible Preferred Stock, 17,475 shares of Common Stock issuable upon conversion of principal and interest in outstanding convertible promissory notes and 17,475 shares of Common Stock issuable pursuant to warrants issuable upon payoff of the convertible promissory note. Also includes 240,326 shares of Common Stock held by TruSec ID, Inc. of which Mr. Whitney Peyton is the sole director.  Mr. Peyton disclaims beneficial ownership of the shares held by TruSec ID except to the extent of his pecuniary interest therein.

(11)
Includes 49,650 shares of Common Stock issuable upon the exercise of warrants, 14,300 shares of Common Stock issuable upon conversion of Series OH-2 Convertible Preferred Stock, 29,616 shares of Common Stock issuable upon conversion of principal and interest in outstanding convertible promissory notes and 29,616 shares of Common Stock issuable pursuant to warrants issuable upon payoff of the convertible promissory note.

Series B Preferred Stock
Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class
Name of and Address of Beneficial Owner
Phoenix-95 Investments, LLC 37428 Rancho Manana Cave Creek, AZ 85331	20,000	100.0%
Named Executive Officers and Directors	--	--
James L. Mandel
David Carlson	--	--
Jeffrey Hattara	--	--
David Batchelor	--	--
Richard Resnick	--	--
Donald Miller	--	--
Whitney Peyton	--	--
Salvatore Fazzolari	--	--
Jonathan Dodge	--	--
All Directors and Executive Officers as a Group (12 persons)	--	--

Series C Preferred Stock

Beneficial Owners(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Name of and Address of Beneficial Owner
Leon Frenkel 1600 Flat Rock Road Penn Valley, PA 19072	32,716	8.8%
Paragon Capital LP 110 E. 59th St. 22nd Fl. New York, NY 10022	227,517	61.3%
The Really Cool Group 1 Hastings Rd St. Helier, JE14HE Channel Islands	72,377	19.5%
Timothy Lane 322 Harbour Dr. Apt 204 D Naples, FL 34103	38,442	10.4%

Named Executive Officers and Directors
James L. Mandel	--	--
David Carlson	--	--
Jeffrey Hattara	--	--
David Batchelor	--	--
Richard Resnick	--	--
Donald Miller	--	--
Whitney Peyton	--	--
Salvatore Fazzolari	--	--
Jonathan Dodge	--	--
All Directors and Executive Officers as a Group (12 persons)	--	--

Series OH-2 Preferred
Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class
Name of and Address of Beneficial Owner
David L. Kessenich & Colleen B. Kessenich 240 Jersey Street Denver, CO 80220	2,000	18.5%
Banque Heritage Route de Chêne 61 Case Postale 6600 1211 Geneva 6, Switzerland	2,000	18.5%

Named Executive Officers and Directors
James L. Mandel	368	3.4%
David Carlson	50	*
Jeffrey Hattara	50	*
David Batchelor	--	--
Richard Resnick	15	*
Donald Miller	1,472	13.6%
Whitney Peyton	500	4.6%
Salvatore Fazzolari	100	*
Jonathan Dodge	--	--
All Directors and Executive Officers as a Group (12 persons)	2,555	23.7%
* Less than 1%

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes equity securities authorized for issuance under equity compensation plans (including individual compensation arrangements) as of December 31, 2016:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in First column)

Equity compensation plans approved by shareholders(1)	-		$-	2,000,000
Equity compensation plans not approved by shareholders(2)	1,358,137	(3)	5.84	70,276
Total	1,358,137		$5.84	2,070,276

(1)	Represents the OrangeHook, Inc. 2016 Equity Incentive Plan.
(2)
Represents equity compensation plans (including individual compensation arrangements) for employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers or lenders), including the OrangeHook MN 2016 Equity Incentive Plan.

(3)
On November 24, 2015, Mr. Batchelor received as an inducement to accept employment with OrangeHook non-qualified stock options to purchase 178,571 shares of OrangeHook Common Stock at an exercise price of $0.16 per share. The options had an aggregate grant date fair value of $559,000 and were fully vested on the date of grant. On May 31, 2016, Mr. Batchelor's non-qualified stock options were rescinded and replaced with a seven-year non-qualified stock option to purchase up to 228,413 shares of OrangeHook Common Stock at an exercise price of $3.18 per share. The material terms of Mr. Batchelor's employment agreement are described under the heading "Executive Compensation."  On November 9, 2016, Mr. Philbin received as an inducement to accept employment with OrangeHook a ten-year non-qualified stock option to purchase 125,000 shares of OrangeHook Common Stock at an exercise price of $3.18 per share.  The stock options vest in equal amounts over a three-year period beginning November 9, 2017.  The options had an aggregate grant date fair market value of $190,000.  On the same day, Mr. Philbin also received a one-year non-qualified stock option to purchase 100,000 shares of OrangeHook Common Stock at an exercise price of $3.18 per share with 100% vesting on the one-year anniversary date of the award. The options had an aggregate grant date fair market value of $152,000.

OrangeHook MN 2016 Equity Incentive Plan

On August 9, 2016 (prior to the Merger), OrangeHook MN's Compensation Committee recommended and its board of directors adopted the OrangeHook, Inc. 2016 Equity Incentive Plan (the "MN Plan"). Following the parent-subsidiary merger of OrangeHook MN with and into the Company, we assumed the MN Plan. The principal provisions of the MN Plan are summarized below.

Purpose and Eligible Participants.  The purpose of the MN Plan is to promote the success of OrangeHook and its affiliates by facilitating the employment and retention of competent personnel and by furnishing incentives to those employees, directors, and consultants upon whose efforts the success of OrangeHook and its affiliates will depend to a large degree.

Administration.  The MN Plan is administered by the board of directors of OrangeHook; provided, however, that the board of directors may delegate some or all of the administration of the plan to a committee or committees. The board of directors and any committee appointed by the board of directors to administer the MN Plan are collectively referred to in this section as the "Administrator."

Types of Awards.  The MN Plan permits the Administrator to grant incentive stock options, nonqualified stock options, restricted stock awards, restricted stock units, performance awards and stock appreciation rights.

Reserved Shares.  The stock to be awarded or optioned under the MN Plan consists of authorized but unissued shares of OrangeHook Common Stock. The maximum aggregate number of shares of OrangeHook Common Stock currently reserved and available for awards under the MN Plan is one million (1,000,000) shares, provided, however, that all shares of stock reserved and available under the MN Plan constitutes the maximum aggregate number of shares of stock that may be issued through incentive stock options. The following shares of OrangeHook Common Stock will not reduce the pool of authorized shares and will continue to be reserved and available for future awards granted pursuant to the MN Plan: (i) all or any portion of any outstanding restricted stock award or restricted stock unit that expires or is forfeited for any reason, or that is terminated prior to the vesting or lapsing of the risks of forfeiture on such award, and (ii) shares of OrangeHook Common Stock covered by an award to the extent the award is settled in cash; provided, however, that the full number of shares of OrangeHook Common Stock subject to a stock appreciation right will reduce the number of shares available for future awards under the MN Plan, whether such stock appreciation right is settled in cash or shares of OrangeHook Common Stock.  Any shares of OrangeHook Common Stock withheld to satisfy tax withholding obligations on an award, shares of OrangeHook Common Stock withheld to pay the exercise price of an option, and shares of OrangeHook Common Stock subject to a broker-assisted cashless exercise of an option will reduce the number of shares available for future awards under the MN Plan.

Annual Award Limits.  Unless and until the Administrator determines that an award to a "covered employee" (as defined in Section 162(m) of the Internal Revenue Code) is not be performance-based compensation, the following limits (each, an "Annual Award Limit," and collectively, "Annual Award Limits") apply to grants of such awards under the MN Plan:

Options and Stock Appreciation Rights. The maximum number of shares of OrangeHook Common Stock subject to Options granted and shares of OrangeHook Common Stock subject to Stock Appreciation Rights granted in any one calendar year to any one Participant is, in the aggregate, five hundred thousand (500,000) shares, subject to adjustment for certain corporate events.

Restricted Stock Awards and Restricted Stock Units. The maximum grant with respect restricted stock awards and restricted stock units in any one calendar year to any one participant is, in the aggregate, five hundred thousand (500,000) shares, subject to adjustment for certain corporate events.
Amendments.  The board of directors may from time to time, insofar as permitted by law, suspend or discontinue the MN Plan or revise or amend it in any respect. However, except to the extent required by applicable law or regulation or as except as provided under the MN Plan itself, the board of directors may not, without shareholder approval, revise or amend the MN Plan to (i) materially increase the number of shares subject to the MN Plan, (ii) change the designation of participants, including the class of employees, eligible to receive awards, (iii) decrease the price at which options or stock appreciation rights may be granted, (iv) cancel, regrant, repurchase for cash, or replace options or stock appreciation rights that have an exercise price in excess of the fair market value of the OrangeHook Common Stock with other awards, or amend the terms of outstanding options or stock appreciation rights to reduce their exercise price, (v) materially increase the benefits accruing to participants under the MN Plan, or (vi) make any modification that will cause incentive stock options to fail to meet the requirements of Section 422 of the Internal Revenue Code.

Term.  The Administrator may grant awards under the MN Plan from time to time until the Administrator discontinues or terminates the MN Plan; provided, however, that in no event may incentive stock options be granted pursuant to the MN Plan after the earlier of (i) the date the Administrator discontinues or terminates the MN Plan, or (ii) the close of business on the day immediately preceding the tenth anniversary of the effective date of the MN Plan.

Change of Control. Unless otherwise provided in the terms of an award, upon a change of control of OrangeHook, as defined in the MN Plan, the Administrator may provide for one or more of the following: (i) the acceleration of the exercisability, vesting, or lapse of the risks of forfeiture of any or all awards (or portions thereof), (ii) the complete termination of the MN Plan and the cancellation of any or all awards (or portions thereof) which have not been exercised, have not vested, or remain subject to risks of forfeiture, as applicable in each case as of the effective date of the change of control, (iii) that the entity succeeding OrangeHook by reason of such change of control, or the parent of such entity, shall assume or continue any or all awards (or portions thereof) outstanding immediately prior to the change of control or substitute for any or all such awards (or portions thereof) a substantially equivalent award with respect to the securities of such successor entity, as determined in accordance with applicable laws and regulations, or (iv) that participants holding outstanding awards will become entitled to receive, with respect to each share of OrangeHook Common Stock subject to such award (whether vested or unvested, as determined by the Administrator pursuant to the MN Plan) as of the effective date of any such change of control, cash in amount equal to (1) for participants holding options, the excess of the fair market value of such OrangeHook Common Stock on the date immediately preceding the effective date of such change of control over the exercise price per share of options, or (2) for participants holding awards other than options, the fair market value of such OrangeHook Common Stock on the date immediately preceding the effective date of such change of control. The Administrator need not take the same action with respect to all awards (or portions thereof) or with respect to all participants.

Forms of Agreement. The board of directors has approved forms of agreement to govern incentive stock options, nonqualified stock options, restricted stock awards and restricted stock unit awards awarded under the MN Plan. The forms of agreement governing incentive stock options and the nonqualified stock options provide that the option will be forfeited upon a termination for Cause or upon the expiration of a three-month period following a termination for any reason other than Cause, disability or death. The forms of agreement define "Cause" as (i) the conviction of the participant for the commission of any felony, (ii) the commission by the participant of any crime involving moral turpitude (e.g., larceny, embezzlement) which results in harm to the business, reputation, prospects or financial condition of OrangeHook or any affiliate, or (iii) a disciplinary discharge pursuant to the terms of OrangeHook's management handbooks or policies as in effect at the time. In addition, the forms of agreement provide that the participant may, at the Administrator's discretion, exercise the option by delivering cash or previously acquired shares, requesting that shares underlying the option be withheld to satisfy the exercise price and any applicable withholding obligations, broker assisted cashless exercise, such other form of payment as may be authorized by the Administrator, or any combination thereof. The form of agreement governing restricted stock awards and restricted stock unit awards provides that upon a separation from service, the participant will forfeit any shares or units for which the risks of forfeiture have not yet lapsed or which have not yet vested.

OrangeHook, Inc. 2016 Equity Incentive Plan

On December 27, 2016, our shareholders approved the adoption of the OrangeHook, Inc. 2016 Equity Incentive Plan (the "Equity Incentive Plan") and the reservation of 2,000,000 shares of Common Stock (on a post-Reverse Stock Split basis) for issuance thereunder. The principal provisions of the Equity Incentive Plan are summarized below.

Description of the Equity Incentive Plan

Purpose.  The purpose of the Equity Incentive Plan is to promote the success of the Company and its affiliates by facilitating the employment and retention of competent personnel and by furnishing incentives to those employees, directors, and consultants upon whose efforts the success of the Company and its affiliates will depend to a large degree.

Eligible Participants.  All employees, officers, directors, and consultants of the Company and its affiliates may participate in the Equity Incentive Plan.  As of the date hereof, the Company has approximately 55 employees, officers, and non-employee directors.

Administration.  The Equity Incentive Plan is administered by the Company's Board of Directors; provided, however, that the Board may delegate some or all of the administration of the Equity Incentive Plan to a committee or committees. The Board and any committee appointed by the Board to administer the Equity Incentive Plan are collectively referred to as the "Administrator."

Types of Awards.  The Equity Incentive Plan permits the Administrator to grant:

•
Options.   Options granted under the Equity Incentive Plan may be either "incentive" stock options within the meaning of Section 422 of the Internal Revenue Code (the "Code") or "nonqualified" stock options that do not qualify for special tax treatment of Code Section 422.

•
Restricted Stock Awards and Restricted Stock Units.  The Equity Incentive Plan also permits awards of restricted stock and restricted stock units. Restricted stock units may be paid in cash or in shares of the Company's Common Stock, or any combination thereof, in the Administrator's discretion.

•
Performance Awards.  Performance share and performance unit awards may be granted under the Equity Incentive Plan. Performance share awards generally provide the Participant with the opportunity to receive shares of the Company's Common Stock and performance units generally provide recipients with the opportunity to receive cash awards, but only if certain performance criteria are achieved over specified performance periods.

•
Stock Appreciation Rights.    The Equity Incentive Plan permits awards of stock appreciation rights, which may be granted independent of or in tandem with a previously or contemporaneously granted stock option. Generally, upon the exercise of a stock appreciation right, the Participant will receive cash, shares of Common Stock, or some combination thereof, having a value equal to the excess of (i) the fair market value of a specified number of shares of the Company's Common Stock, over (ii) a specified exercise price.

Reserved Shares.  The stock to be awarded or optioned under the Equity Incentive Plan consists of authorized but unissued shares of common stock. The maximum aggregate number of shares of common stock currently reserved and available for awards under the Equity Incentive Plan is 2,000,000 shares of Common Stock, provided, however, that all shares of stock reserved and available under the Equity Incentive Plan constitutes the maximum aggregate number of shares of stock that may be issued through incentive stock options. The following shares of Common Stock will not reduce the pool of authorized shares and will continue to be reserved and available for future awards granted pursuant to the Equity Incentive Plan: (i) all or any portion of any outstanding restricted stock award or restricted stock unit that expires or is forfeited for any reason, or that is terminated prior to the vesting or lapsing of the risks of forfeiture on such award, and (ii) shares of Common Stock covered by an award to the extent the award is settled in cash; provided, however, that the full number of shares of Common Stock subject to a stock appreciation right will reduce the number of shares available for future awards under the Equity Incentive Plan, whether such stock appreciation right is settled in cash or shares of Common Stock.  Any shares of Common Stock withheld to satisfy tax withholding obligations on an award, shares of Common Stock withheld to pay the exercise price of an option, and shares of common stock subject to a broker-assisted cashless exercise of an option will reduce the number of shares available for future awards under the Equity Incentive Plan.

Annual Award Limits.  Unless and until the Administrator determines that an award to a "covered employee" (as defined in Section 162(m) of the Code) is not intended to be performance-based compensation, the following limits (each, an "Annual Award Limit," and collectively, "Annual Award Limits") apply to grants of such awards under the Equity Incentive Plan:

•
Options and Stock Appreciation Rights. The maximum number of shares of Common Stock subject to Options granted and shares of Common Stock subject to Stock Appreciation Rights granted in any one calendar year to any one Participant is, in the aggregate, 500,000 shares, subject to adjustment for certain corporate events.

•
Restricted Stock Awards and Restricted Stock Units. The maximum grant with respect restricted stock awards and restricted stock units in any one calendar year to any one Participant is, in the aggregate, 500,000 shares, subject to adjustment for certain corporate events.

Amendments.  The Board may from time to time, insofar as permitted by law, suspend or discontinue the Equity Incentive Plan or revise or amend it in any respect. However, except to the extent required by applicable law or regulation or except as provided under the Equity Incentive Plan itself, the Board may not, without shareholder approval, revise or amend the Equity Incentive Plan to (i) materially increase the number of shares subject to the Equity Incentive Plan, (ii) change the designation of participants, including the class of employees, eligible to receive awards, (iii) decrease the price at which options or stock appreciation rights may be granted, (iv) cancel, regrant, repurchase for cash, or replace options or stock appreciation rights that have an exercise price in excess of the fair market value of the common stock with other awards, or amend the terms of outstanding options or stock appreciation rights to reduce their exercise price, (v) materially increase the benefits accruing to participants under the Equity Incentive Plan, or (vi) make any modification that will cause incentive stock options to fail to meet the requirements of Section 422 of the Internal Revenue Code.

Term.  The Administrator may grant awards under the Equity Incentive Plan from time to time until the Administrator discontinues or terminates the Equity Incentive Plan; provided, however, that in no event may incentive stock options be granted pursuant to the Equity Incentive Plan after the earlier of (i) the date the Administrator discontinues or terminates the Equity Incentive Plan, or (ii) the close of business on the day immediately preceding the tenth anniversary of the effective date of the Equity Incentive Plan.

Change of Control.  Unless otherwise provided in the terms of an award, upon a change of control of the Company, as defined in the Equity Incentive Plan, the Administrator may provide for one or more of the following: (i) the acceleration of the exercisability, vesting, or lapse of the risks of forfeiture of any or all awards (or portions thereof), (ii) the complete termination of the Equity Incentive Plan and the cancellation of any or all awards (or portions thereof) which have not been exercised, have not vested, or remain subject to risks of forfeiture, as applicable in each case as of the effective date of the change of control, (iii) that the entity succeeding the Company by reason of such change of control, or the parent of such entity, shall assume or continue any or all awards (or portions thereof) outstanding immediately prior to the change of control or substitute for any or all such awards (or portions thereof) a substantially equivalent award with respect to the securities of such successor entity, as determined in accordance with applicable laws and regulations, or (iv) that participants holding outstanding awards will become entitled to receive, with respect to each share of common stock subject to such award (whether vested or unvested, as determined by the Administrator pursuant to the Equity Incentive Plan) as of the effective date of any such change of control, cash in amount equal to (1) for participants holding options, the excess of the fair market value of such common stock on the date immediately preceding the effective date of such change of control over the exercise price per share of options, or (2) for participants holding awards other than options, the fair market value of such common stock on the date immediately preceding the effective date of such change of control. The Administrator need not take the same action with respect to all awards (or portions thereof) or with respect to all participants.

EXECUTIVE OFFICERS
The following table identifies the individuals currently serving as executive officers of OrangeHook, or one of its subsidiaries, stating the positions they hold and their ages.

Name	Age	Title

James L. Mandel	60	President and Chief Executive Officer
David Carlson	60	Chief Financial Officer
David Batchelor	62	CEO & Chief Relations Officer, LifeMed ID
Jeffrey Hattara	60	Chief Strategy Officer
Colleen Davenport	54	Secretary and General Counsel
Robert Riess	40	Chief Operations Officer and Chief Marketing Officer
Richard (Rick) Resnick	50	Executive Vice President of Operations
Robert Philbin	60	Chief Executive Officer and Chairman of the Board of Agilivant

Below is biographical information regarding our executive officers who are not also directors.
David C. Carlson, Chief Financial Officer

David C. Carlson, age 60, served as the Chief Financial Officer of OrangeHook MN since February 2015 and was appointed as our Chief Financial Officer effective December 1, 2016.  From 2008 until 2014, Mr. Carlson was the Vice President of Financial Operations at Multiband Corporation where he was responsible for providing financial support including financial analysis, raising debt and equity financing, investor relations and cash management. Prior to working at Multiband Corporation, Mr. Carlson worked as the Chief Financial Officer for CorVu Corporation, a publicly-traded software company, and has over thirty-five years of financial management experience, working for both private and public companies.  He received a Bachelor of Science in Accounting from Southwest Minnesota State University in 1979.
Colleen Davenport, Secretary and General Counsel

Colleen Davenport, age 54, served as OrangeHook's Secretary and General Counsel since August 2016 and was appointed as our Secretary and General Counsel effective December 1, 2016. Most recently, she was an independent attorney at Merrill Corporation where she was responsible for all domestic IT service and product vendor contracts, post-closing merger and acquisition work and commercial real estate from 2015 until joining OrangeHook MN. Ms. Davenport also served as in-house Corporate Counsel for Insignia Systems, Inc., a publicly-held in-store advertising and promotions company, from 2011 to 2014, practicing in the areas of SEC compliance and corporate governance, commercial transactions, contract drafting and negotiation and employment law. From 2008 to 2011, she owned her own law practice and consulting firm. From 1989 to 2008, she served in various capacities as in-house counsel at Analysts International Corporation (AIC), a then-publicly held IT consulting services firm, including Secretary and General Counsel for nearly eight years prior to leaving the company. While at AIC, Ms. Davenport practiced in the areas of SEC compliance and corporate governance, general corporate law and corporate financing, drafting and negotiation of IT services, software development, outsourcing, managed services and license agreements and employment and immigration law and compliance. She holds a J.D. from Mitchell Hamline School of Law and bachelor of arts degrees in Psychology and Political Science from Gustavus Adolphus College.

Robert F. Riess, Chief Operations Officer and Chief Marketing Officer

Robert F. Riess, age 40, served as the Chief Operations Officer and Chief Marketing Officer of OrangeHook since October 2014 and was appointed as our Chief Operations Officer and Chief Marketing Officer effective December 1, 2016. He also serves as the Vice President of Marketing of Agilivant. Previously, Mr. Riess was the Executive Vice President of Sales & Marketing at Multiband Corporation, from September 2011 until July 2014. He has worked in the telecommunications industry for over 17 years providing sales and marketing leadership, development, and deployment managing teams of up to 265 employees. Some examples include: creation and successful deployment of a branding strategy for a publically traded company, a proven successful track record in developing and managing a nationwide residential sales force, development and deployment of a twelve state security division, and development and implementation of a nationwide multi-dwelling unit marketing platform including a field sales force and a 150 seat call center to support its success.  He received his master's degree from Central Michigan University.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company's knowledge, based on a review of the copies of such reports furnished to the Company, the officers, directors and greater than 10% shareholders complied with all Section 16(a) filing requirements during the fiscal year ended December 31, 2016, except as follows: a Form 4 was not filed for a warrant issued to James L. Mandel on March 1, 2016, and the Forms 4 reporting the conversion of securities from OrangeHook MN to OrangeHook at the closing of the Merger and the grant of securities at the closing of the Merger were filed on December 13, 2016 for each of our executive officers and directors.

PROPOSALS BY SECURITY HOLDERS
No security holder has requested us to include any additional proposals in this Proxy Statement.
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON
No person who has served as an officer or director of the Company, nor any of their associates, since the beginning of our last fiscal year has any substantial interest in the matters to be acted upon at the Annual Meeting, other than (i) as a result of his or her role as an officer or director of the Company, or (ii) the interest of directors in reelection to the Board.
ADDITIONAL INFORMATION
We file reports with the Securities and Exchange Commission (the "SEC"). These reports include annual and quarterly reports, as well as other information the Corporation is required to file pursuant to the Securities Exchange Act of 1934. You may read and copy materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.
DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING
Shareholders having proposals that they desire to present at next year's annual meeting of our shareholders should, if they desire that such proposals be included in our proxy statement relating to such meeting, submit such proposals in time to be received by us not later than January 1, 2018. Proposals should be mailed to the attention of our Secretary at our principal executive offices, located at 319 Barry Avenue South, Suite 300, Wayzata, Minnesota 55391. In order to avoid controversy, shareholders should submit any proposals by means, including electronic means, which permit them to prove the date of delivery. Also, to be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act and we direct your close attention to that rule.
In addition, Rule 14a-4 of the Exchange Act governs the use of our discretionary proxy voting authority with respect to a shareholder proposal that is not addressed in our proxy statement. With respect to our next annual meeting of shareholders, if we are not provided notice of a shareholder proposal prior to March 16, 2018, then we will be allowed to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.
If the Board changes the date of next year's annual meeting by more than 30 days, then the Board will, in a timely manner, inform the shareholders of such a change and the effect of such a change on the deadlines given above by including a notice under Item 5 in our earliest possible quarterly report on Form 10-Q, or if that is impracticable, then by any means reasonably calculated to inform the shareholders.
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
Only one Proxy Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Proxy Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Proxy Statement by sending a written request to us at 319 Barry Avenue South, Suite 300, Wayzata, Minnesota 55391, or by calling us at (442) 500-4665. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future proxy statements and proxy statements, if any, and annual reports of the Company.

COST OF SOLICITATION
We will bear the cost of solicitation of proxies, including expenses in connection with the preparation and mailing of this Proxy Statement. The Company will solicit primarily through the mail, and its officers, directors and employees may solicit by personal interview, telephone, facsimile or e-mail proxies. These people will not receive additional compensation for such solicitations, but the Company may reimburse them for their reasonable out-of-pocket expenses.
Holders of Common Stock are requested to vote as soon as possible by completing, signing and dating the accompanying proxy card and promptly returning it in the enclosed addressed, postage-paid envelope.
FORM 10-K INFORMATION
A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016 (WITHOUT EXHIBITS) ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO OUR CORPORATE SECRETARY AT 319 BARRY AVENUE SOUTH, SUITE 300, WAYZATA, MINNESOTA 55391.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ James L. Mandel
      James L. Mandel
      Chief Executive Officer and Director
      May 1, 2017

ORANGEHOOK, INC.
319 Barry Avenue South
Suite 300
Wayzata, MN 55391

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

SHARES

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Donald Miller 02 Whitney Payton 03 Jonathan Dodge 04 Salvatore Fazzolari 05 James L. Mandel
06 Richard (Rick) Resnick 07 David Batchelor 08 Jeffrey Hattara

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To approve, on a non binding advisory basis, named executive officers compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
3 To recommend, on a non-binding advisory basis, the frequency of named executive officer compensation votes.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
4 To ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company's independent registered public accounting firm for the current fiscal year.	☐	☐	☐

NOTE: At their discretion the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

02 0000000000

0000337035_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

ORANGEHOOK, INC.
Annual Meeting of Shareholders
May 24, 2017 8:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Colleen Davenport and James L. Mandel, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of ORANGEHOOK, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 8:00 AM, Central Time on May 24, 2017, at 319 Barry Avenue South, Suite 300, Wayzata, Minnesota, 55391 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000337035_2 R1.0.1.15